REVOLVING CREDIT AND TERM LOAN AGREEMENT

                          dated as of January 25, 2000


                                      among


                      GOLDEN BOOKS PUBLISHING COMPANY, INC.

                                  AS BORROWER,


                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                   AS LENDERS,

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                    AS AGENT,

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                                   AS CO-AGENT

                                       and

                             AS DOCUMENTATION AGENT


                                   $60,000,000

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

     THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of January 25, 2000 among GOLDEN BOOKS PUBLISHING COMPANY, INC., a Delaware corporation (the
"BORROWER"), the financial institutions from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), in each case including CIT (as defined below), THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as Agent for the Lenders (in such capacity, the "AGENT"), and FOOTHILL CAPITAL CORPORATION ("FOOTHILL") as Co-Agent and as Documentation Agent (in such capacities, the "CO-AGENT").

                                   BACKGROUND

     WHEREAS, on February 26, 1999 the Borrower filed in the United States Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT") a voluntary petition for relief under chapter 11 of the Bankruptcy Code (as hereinafter defined);

     WHEREAS, on February 26, 1999 Golden Books Family Entertainment, Inc. ("PARENT") and Golden Books Home Video, Inc. ("VIDEO") filed in the Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

     WHEREAS, the Borrower as debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, certain lenders (the "DIP LENDERS") and CIT as agent for such lenders, entered into a Revolving Credit and Term Loan Agreement, dated as of March 2, 1999, as amended (as so amended, the "DIP AGREEMENT"), pursuant to which the DIP Lenders agreed, subject to the terms and conditions therein contained, to make available to the Borrower a debtor-in-possession revolving line of credit for loans (the "DIP REVOLVER") and letters of credit (the "DIP LETTERS OF CREDIT"), in an aggregate amount not to exceed $45,000,000 and a debtor-in-possession term loan (the "DIP TERM LOAN") in the amount of $10,000,000;

     WHEREAS, in connection with the implementation of the Borrower's Plan of Reorganization (as hereinafter defined), the Borrower has requested that the Lenders provide to the Borrower a revolving credit facility of up to $50,000,000 and a term loan in the amount of $10,000,000 secured by the Collateral (as defined below), the proceeds of which are to be used, in each case, to repay in full all indebtedness under the Existing Credit Facilities (as defined below) and for other working capital and general corporate purposes, including payment of administrative claims and other claims under the Plan of Reorganization;

     WHEREAS, as a condition of making the financial accommodations set forth herein, the Guarantors have agreed to guaranty all the Obligations of the Borrower hereunder and in connection herewith in the case of the Parent secured by certain assets; and

     WHEREAS, the Lenders have agreed to make available to the Borrower a credit facility upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE 1.
                            DEFINITIONS; CONSTRUCTION

     1.01. ____ CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

     "ACCOUNTANT'S OPINION" shall have the meaning given that term in Section 7.01(a) hereof.

     "ACCOUNTS" shall mean, with respect to any Person, all of such Person's now existing and future: (a) accounts receivable (whether or not specifically listed on schedules furnished to the Lenders), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from any of such Person's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of such Person's trade names or styles, whether or not presently in effect, or through any of such Person's divisions; (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all of the foregoing.

     "ADDITIONAL AUTHORIZED PARTY" shall have the meaning set forth in Section 2.03(b) hereof.

     "AFFILIATE" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" shall have the meaning given to that term in the introductory paragraph of this Agreement.

     "AGENT ACCOUNT" shall mean an account in the name of the Agent designated by the Agent to the Borrower from time to time into which the Borrower shall make all payments to the Agent, for the account of the Agent or the Lenders, as the case may be, under this Agreement.

     "AGENT ADVANCES" shall have the meaning given to that term in Section 11.08 hereof.

     "AGREEMENT" shall mean this Revolving Credit and Term Loan Agreement, as amended, modified, supplemented or restated from time to time.

     "APPRAISED VALUE" shall mean the appraised orderly liquidation value as determined by an appraiser acceptable to the Agent and the Co-Agent and using methodology acceptable to the Agent and the Co-Agent.

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, substantially in the form of Exhibit D hereto.

     "AVAILABILITY" shall mean the maximum amount available to be drawn under the Current Commitment at such time after taking into account all outstanding Revolving Loans and Letter of Credit Exposure.

     "BANK" shall mean The Chase Manhattan Bank, its successors or any other bank designated by the Agent to the Borrower from time to time that is reasonably acceptable to the Borrower.

     "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. ss. 101 Et. SEQ.), as amended, and any successor statute.

     "BANKRUPTCY COURT" has the meaning specified in the recitals to this Agreement.

     "BENEFIT PLAN" shall mean a defined benefit plan as defined in Section 3(35) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer
Plan) and in respect of which the Borrower or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA.

     "BLOCKED ACCOUNT AGREEMENT" shall mean the Blocked Account Agreement dated the date hereof entered into among the Borrower, the Agent, the Trustee and Johnson Bank.

     "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

     "BOOK VALUE" shall mean as to any Inventory in respect of which such amount is to be determined, the lower of (i) cost (as reflected in the general ledger of the Borrower) or (ii) market value (both cost (calculated on a first in, first out basis) and market value being determined in accordance with GAAP).

     "BORROWER" shall have the meaning given that term in the introductory paragraph to this Agreement.

     "BORROWER LICENSOR AGREEMENTS" shall mean Material Contracts pursuant to which the Borrower is a licensor of any trademarks, copyrights or other intellectual property, all as set forth on Schedule 1.01(E).

     "BORROWING BASE" shall mean an amount equal to the difference between:

     (A) the sum of

          (i) the lesser of:

               (a) eighty percent (80%) of Eligible Accounts Receivable of the Children's Publishing Group (which will be subject to (x) a static dilution reserve of fifteen percent (15%) and (y) the Cumulative Dilution Reserve) and (b) during the following time periods, an amount equal to: (u) from December 1 of each year to January 14 of the following year, the collections with respect to Accounts of the Children's Publishing Group and Video for the immediately preceding 90 day period; (x) from January 15 to July 31 of each year, the collections with respect to Accounts of the Children's Publishing Group for the immediately preceding 90 day period; (y) from August 1 to September 14 of each year, the collections with respect to Accounts of the Children's Publishing Group for the immediately preceding 150 day period; and (z) from September 15 to November 30 of each year, the collections with respect to Accounts of the Children's Publishing Group and Video for the immediately preceding 150 day period;
     plus
          (ii) only for (1) the period commencing on the Closing Date and ending on January 15, 2000, and (2) the period commencing on September 15, 2000 and ending on December 15, 2000, the lesser of (x) $5,000,000 and
          (y) sixty percent (60%) of Eligible Accounts Receivable of Video plus
          (III) the least of (x) sixty percent (60%) of the Book Value of Eligible Inventory and (y) eighty percent (80%) of the Appraised Value of Eligible Inventory, and (z) $12,500,000, and

     (B) the sum of

          (i) Letter of Credit Exposure
     plus

          (ii) from the Closing Date until released upon the reasonable satisfaction of the Agent and the Co-Agent with an appraisal showing an Appraised Value of the Borrower's intellectual property in which
          (1) the Borrower owns all or has exclusive rights to all the interests therein, (2) the Borrower can freely transfer and dispose of its interest subject to any obligation to pay royalties, and (3) the Agent has a first priority lien that shows an orderly liquidation value of 200% or more of the outstanding balance of the Term Loan at such time, a block reserve of $5,000,000; PROVIDED that if such Appraised Value is less than 200% of the outstanding balance of the Term Loan at such time, the block reserve shall be reduced to an amount calculated as follows:
                         ((200% x TLB) - OLV) / 2 = block reserve balance

                where,
                    TLB = the outstanding Term Loan balance at such time,and
                    OLV = the Appraised Value of the owned intellectual property plus

               (iii) the Royalty Reserve

     plus


          (iv) any additional reserves, if applicable, as the Agent and the Co-Agent in their sole discretion deem appropriate upon any defaults in the performance or observance of any conditions or covenants contained in Sections 5.03(a), 5.03(b), 5.03(c), 7.16 or 7.18

     plus

          (v) such other reserves as the Agent, in its sole discretion, may deem appropriate, including, without limitation, with respect to royalties which may be payable at a future date in connection with the disposition of Inventory pursuant to the exercise of remedies under the Loan Documents.

     "BORROWING  BASE  CERTIFICATE"  shall have the  meaning  given that term in
Section 4.04(a) hereof.

     "BUILDING EQUIPMENT" shall mean all machinery, apparatus, equipment, personal property and fixtures of every kind and nature whatsoever now or hereafter located in, on or about the Premises, or attached to or used or usable in connection with the operation or maintenance of the Premises, or any part thereof, and now owned or hereafter acquired.

     "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York.

     "BUSINESS PLAN" shall mean the budget of the Borrower which contains, INTER ALIA, projected consolidating balance sheets, income statements, Availability and cash flow statements of the Borrower, Parent and Affiliates on a monthly basis for such fiscal year.

     "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Leases incurred by such Person.

     "CAPITALIZED LEASE" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

     "CAPITALIZED LEASE OBLIGATIONS" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

     "CHANGE OF CONTROL" shall mean (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the voting power of the then outstanding common stock of the Parent; or (b) during any period of 12 consecutive calendar months commencing on the Closing Date, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directions of the Parent, PROVIDED that a director who has resigned or is replaced during such time shall not be included in any determination of whether a change of control default has occurred pursuant to this clause (b) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such period. Notwithstanding the foregoing, the transactions contemplated by the Plan of Reorganization shall not constitute a change of control for purposes of this Agreement.

     "CHAPTER 11 CASES" means the cases under Chapter 11 of the Bankruptcy Code commenced on the Filing Date by the Borrower, the Parent and Video pending in the Bankruptcy Court.

     "CHATTEL PAPER" shall have the meaning given to that term in the UCC.

     "CHILDREN'S PUBLISHING GROUP" shall mean the division of the Borrower known as "Children's Publishing" and which includes, without limitation, "Little Golden Books", storybooks, coloring/activity books, puzzles, educational workbooks, reference books, novelty books, chapter books and electronic storybooks.

     "CIT" shall have the meaning given to that term in the introductory paragraph to this Agreement.

     "CLOSING DATE" shall mean the date on or after the date hereof upon which all the conditions set forth in Section 5.01 hereof have either been met to the Agent's satisfaction or waived by the Agent.

     "CO-AGENT" shall have the meaning given to that term in the introductory paragraph of this Agreement.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "COLLATERAL" shall mean all of the property (tangible and intangible) of any Person purported to be subject to the Lien purported to be created by any Security Document heretofore or hereafter executed by such Person as security for all or any part of the Obligations.

     "COLLATERAL ASSIGNMENT OF LICENSES" shall mean the Collateral Assignment of Licenses substantially in the form of Exhibit B-3 hereto, dated the date hereof, made by the Borrower in favor of the Agent for the benefit of the Lenders.

     "COLLECTIVE BARGAINING AGREEMENTS" shall have the meaning given to that term in Section 5.01(c)(xx) hereof.

     "CONFIRMATION DATE" means September 1, 1999.

     "CONFIRMATION ORDER" means an Order of the Bankruptcy Court in form and substance acceptable to the Agent and the Lenders confirming the Plan of Reorganization in the Chapter 11 Cases in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

     "CREDIT EXTENSION" shall mean (a) the making of any Loan by a Lender or the Agent on behalf of the Lenders or (b) the issuance, increase in the Stated Amount, or extension of the expiration date of any Letter of Credit which CIT or any Lender assists the Borrower in opening or establishing.

     "CUMULATIVE DILUTION RESERVE" shall mean, from September through January of each year, a cumulative dilution reserve of 5% of domestic sales (net of sales credits, returns, discounts, allowances, and returns and discounts reserves) of Children's Publishing Group for such September, October and November and subject to any other adjustment which the Agent may reasonably impose.

     "CURRENT  COMMITMENT"  shall have the meaning given to that term in Section
2.01 hereof.

     "DESIGNATED BORROWING OFFICER" shall mean (a) the Chairman, President, Chief Financial Officer, Chief Administrative Officer or Vice President of Accounting or Controller of the Borrower or (b) such other officer as shall be designated from time to time in writing by the Borrower to the Agent prior to such designation.

     "DESIGNATED FINANCIAL OFFICER" of a Person shall mean the individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to be the Chief Financial Officer, Vice President of Accounting, Controller or Director of Credit of such Person (and any individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to act in lieu of the Chief Financial Officer, Vice President of Accounting or Controller).

     "DIP AGREEMENT" has the meaning specified in the recitals to this Agreement.

     "DIP LENDERS" has the meaning specified in the recitals to this Agreement.

     "DIP LETTERS OF CREDIT" has the meaning specified in the recitals to this Agreement.

     "DIP REVOLVER" has the meaning specified in the recitals to this Agreement.

     "DIP TERM LOAN" has the meaning specified in the recitals to this Agreement.

     "DISBURSEMENT ACCOUNT" shall mean the deposit account in the name of the Borrower maintained at a bank in the United States designated by the Borrower to the Agent into which there shall be deposited proceeds of Loans and funds disbursed to the Borrower by the Agent.

     "DISNEY CONSENT" shall mean a consent given by Buena Vista Books, Inc. d/b/a Disney Licensed Publishing to the Agent in form and substance satisfactory to the Agent and the CoAgent.

     "DISNEY LICENSE" shall mean the Licensed Book Publishing Agreement, dated December 12, 1998, between Buena Vista Books, Inc. d/b/a Disney Licensed Publishing and the Borrower, as the same has been and may be amended, modified or supplemented from time to time.

     "DOLLAR," "DOLLARS" and the symbol "$" shall mean lawful money of the United States of America.

     "EARLY TERMINATION FEE" has the meaning set forth in Section 2.04(e) hereof.

     "EBITDA" shall mean, for any period, the sum of (i) the consolidated Net Income of the Parent before consolidated interest expense and provision for taxes of the Parent and its Subsidiaries and without giving effect to: (x) any extraordinary gains or losses, or gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, and (y) any nonrecurring cash charges incurred by the Parent in connection with restructuring (including, without limitation, severance payments, employee costs, professional fees and external consulting services) PLUS (ii) all amortization of intangibles and depreciation deducted for such period in calculating Net Income.

     "EFFECTIVE DATE" has the meaning specified in the Plan of Reorganization.

     "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean the gross amount of Accounts (excluding Accounts relating to the Borrower's operations in the United Kingdom), that at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, LESS, without duplication, the sum of the following items:

          (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) except for discounts and allowances made in the ordinary course of business for prompt payment, all of which discounts and allowances are reflected in the calculation of the face value of each respective invoice related thereto;

          (b) any Accounts which are not subject to the first priority and perfected security interest of the Agent for the benefit of the Lenders; and

          (c) reserves for (I) sales to the United States of America or to any agency, department or division thereof; (II) foreign sales (which term excludes sales to residents of the United States) except to the extent the Borrower or Video, as the case may be, has credit insurance acceptable to the Agent; (III) accounts that remain unpaid more than sixty (60) days from the due date or one hundred and fifty (150) days from invoice date EXCEPT that the foregoing time periods shall not apply to (x) Toys R Us accounts, which Toys R Us accounts, for shipments invoiced from March 1 to September 30 of each year shall be payable not later than the following December 23 and for shipments invoiced from October 1 to February 28 shall be payable not later than the following May 15 (the "TOYS R US ACCOUNTS"), and which Toys R Us Accounts shall not constitute Eligible Accounts Receivable to the extent they remain unpaid more than thirty (30) days from the respective due date and (y) for such times that (A)(ii) of the definition of "Borrowing Base" is in effect, and after the performance of an accounts receivable audit by the Agent, such accounts receivable of Video due from Sony Music Entertainment, Inc. to be determined by the Agent and the Co-Agent in their reasonable discretion; (IV) contras; (V) sales to any Subsidiary, or to any company affiliated with the Borrower in any way; (VI) bill and hold (deferred shipment) or consignment sales; (VII) except as may otherwise be agreed to in writing by Agent, sales to any customer which is (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law that is not approved in writing in advance by the Agent or (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts; (VIII) all sales to any customer if fifty percent (50%) or more of either (1) all outstanding invoices or (2) the aggregate dollar amount of all outstanding invoices, are unpaid more than sixty (60) days from the due date or one hundred and fifty (150) days from invoice date except that the foregoing time period of one hundred and fifty days from invoice date shall not apply to the Toys R Us Accounts; (IX) receivables payable in cash to the extent such cash receivables exceed ten percent (10%) of the total gross amount of Eligible Accounts Receivable (and then only the amount of such excess shall be subtracted hereunder); and (X) any other reserves deemed necessary by the Agent in its reasonable business judgment and which are customary in scope and application either in the commercial finance industry or in the lending practices of the Agent based upon the good faith assessment of the Agent.

     "ELIGIBLE INVENTORY" shall mean raw material and finished goods Inventory of the Borrower which at the time of determination meets all the following qualifications:

               (i) it is lawfully owned by the Borrower and not subject to any Lien, other than a first priority Lien in favor of the Agent and the second priority lien of the Trustee in connection with the Senior Notes, that secures the payment of the Obligations and it is not held on consignment and may be lawfully sold;

               (ii) it is (A) located at one of the Borrower's locations listed on Schedule 1.01(A) hereto or (B) located in other locations in the continental United States as the

          Agent shall have approved in writing from time to time, which approval shall be given upon the Borrower providing the Agent with evidence, reasonably satisfactory to the Agent, of (1) the Agent's perfected, first priority Lien on all Inventory of the Borrower located in such locations and (2) the absence, other than the second priority lien of the Trustee in connection with the Senior Notes, of any other Liens on any Inventory of the Borrower located in such locations, which evidence may include the results of Uniform Commercial Code, tax and judgment lien searches in such locations and acknowledgment copies of Uniform Commercial Code financing statements naming the Borrower, as debtor, and the Agent, as secured party, filed in such locations;

               (iii) it is determined in the reasonable judgment of the Agent to be, when taken as a whole, substantially similar in quality and mix to the Inventory maintained by the Borrower in recent historical operations prior to the Closing Date;

               (iv) it is Inventory that has been valued after deducting the aggregate amount of reserves for:

                    (1)  rejected,   defective,   damaged,   aged  or  otherwise
                    unsalable Inventory;

                    (2) Inventory to be returned to suppliers;

                    (3) Inventory in-transit to third parties (other than the Borrower's agents or warehouses);

                    (4) supplies;

                    (5) consignment Inventory;

                    (6) rent (in an amount equal to one month's rent) for each location listed on Schedule 1.01(A) (including warehouses) for which the Agent has requested and not received a Landlord Waiver;

                    (7) slow moving or obsolete Inventory; and

                    (8) other reserves required by the Agent in the exercise of its reasonable business judgment;

               (v) the Agent has received a consent in form and substance satisfactory to the Agent providing for the sale by the Agent on behalf of the Lenders at such times and under the circumstances specified in the Loan Documents of any Inventory containing or utilizing in any way any intellectual property not owned by the Borrower;

               (vi) the Agent has received a sublicense from the Borrower in form and substance satisfactory to the Agent to the sale by the Agent on behalf of the Lenders at such times and under the circumstances specified in the Loan Documents of any Inventory not owned by the Borrower containing or utilizing in any way any intellectual property; and

               (vii) it is Inventory 100% owned by the Borrower and with respect to which no third party has any ownership claim (for purposes hereof, the right to a royalty payment shall not alone constitute an ownership interest), unless such Inventory complies with clauses (v) and (vi) above.

     "ENTERTAINMENT GROUP" shall have the meaning set forth for that term in the Security Agreement made the date hereof by the Borrower in favor of the Agent for the benefit of the Lenders.

     "ENVIRONMENTAL ACTIONS" shall mean any complaint, summons, citation, notice, assessment, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party, involving a Release (i) from or onto any of the properties presently or formerly owned or leased by the Borrower or its Subsidiaries or (ii) from or onto any facilities which received Hazardous Materials from the Borrower or its Subsidiaries, or involving any violation of any Environmental Law.

     "ENVIRONMENTAL LAW" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 eT Seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 eT Seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 eT Seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss. 2601 ET seq.); the Clean Air Act, as amended (42 U.S.C. ss. 7401 eT Seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 eT Seq.); and their state and local counterparts or equivalents.

     "ENVIRONMENTAL LIABILITIES AND COSTS" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action relating to any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

     "ENVIRONMENTAL LIEN" shall mean any Lien securing Environmental Liabilities and Costs incurred by a Governmental Authority.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA AFFILIATE" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "EVENT OF  DEFAULT"  shall mean any of the Events of Default  described  in
Section 9.01 hereof.

     "EXISTING CREDIT FACILITIES" shall mean, collectively, the DIP Revolver, the DIP Letters of Credit and the DIP Term Loan and all outstanding obligations in connection with and pursuant to the terms of the DIP Agreement.

     "FEE LETTER" shall mean the letter between the Borrower and the Agent of even date herewith regarding certain fees, as same may be amended, modified, or supplemented from time to time hereafter.

     "FILING DATE" means February 26, 1999, the date on which the Chapter 11 Cases were commenced.

     "FINAL ORDER" means an order of the Bankruptcy Court in form, scope and substance acceptable to the Agent and the Lenders (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move or reargument or rehearing shall have expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

     "GAAP"  shall  mean  generally  accepted  accounting   principles  as  such
principles shall be in effect in the United States at the relevant date as consistently applied by Borrower as of the date hereof.

     "GOODS" shall have the meaning given to that term in the UCC.

     "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEE" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "GUARANTOR" shall mean each of the Parent and Video, and each direct or indirect domestic Subsidiary of the Parent now existing or hereafter created or acquired.

     "GUARANTY" shall mean a guaranty in the form of Exhibit F attached hereto.

     "HAZARDOUS MATERIALS" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law; (ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls in amounts or concentrations regulated under the Environmental Laws, (iv) any flammable, explosive or radioactive materials regulated under the Environmental Laws; and
(v) any other raw materials used or stored by the Borrower, building components (including but not limited to asbestos-containing materials) and manufactured products containing Hazardous Materials within the meaning of clauses (i)-(iv).

     "IMPROVEMENTS" shall mean, with respect to any Premises, all buildings, structures and other improvements now or hereafter existing, erected or placed on or under the Premises, or in any way used in connection with the use, enjoyment, occupancy or operation of the Premises or any portion thereof; and all fixtures of every kind and nature whatsoever now or hereafter owned by the Borrower and used or procured for use in connection with such Premises.

     "INDEBTEDNESS" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly Guaranteed by such Person;
(vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis reasonably satisfactory to the Agent and in accordance with accepted practice; and (x) intercompany loans and advances from the Borrower to any Subsidiary or Affiliate.

     "INDEMNIFIED  PARTIES" shall have the meaning given to that term in Section
10.06 hereof.

     "INDENTURE" shall mean that certain Indenture between Borrower, the guarantors party thereto and HSBC Bank USA as trustee, dated as of January 25, 2000, as amended and supplemented.

     "INDIANA PROPERTY" means the real estate located at 803 N. Englewood Drive, Crawfordsville, Indiana 47933 and owned by the Borrower.

     "INITIAL  TERMINATION  DATE" shall have the  meaning  given to that term in
Section 2.01 hereof.

     "INSTRUMENT" shall have the meaning given to that term in the UCC.

     "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of January 25, 2000, by and among the Agent and the Trustee.

     "INVENTORY" shall mean, with respect to a Person, all goods and merchandise of such Person including, but not limited to, all finished goods, work-in-process, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to Accounts or cash, and all documents of title or other documents representing them.

     "LANDLORD WAIVER" shall mean a landlord waiver in the form attached hereto as Exhibit I.

     "L/C NOTICE" shall have the meaning given to that term in Section 3.01(b) hereof.

     "LEASE" shall mean any lease of real property to which the Borrower is a party as lessee or lessor.

     "LENDERS" shall have the meaning given to that term in the introductory paragraph to this Agreement.

     "LETTERS OF CREDIT" shall have the meaning given to that term in Section 3.01(a) hereof.

     "LETTER OF CREDIT APPLICATION" shall have the meaning given to that term in
Section 3.01(a) hereof.

     "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" shall mean the deposit account maintained at the Bank or such other bank as the Agent may select, which deposit account shall be under the sole dominion and control of the Agent in accordance with any relevant terms and conditions of this Agreement, the Security Agreement and any other Related Document.

     "LETTER OF CREDIT EXPOSURE" shall mean, at any time, the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding) and (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit.

     "LETTER OF CREDIT FEE" shall have the meaning given to that term in Section 2.08(f) hereof.

     "LETTER OF CREDIT GUARANTY" shall mean the guaranty delivered by CIT to the Letter of Credit Issuer, guaranteeing the Borrower's reimbursement obligations under a reimbursement agreement, Letter of Credit Application or other like document.

     "LETTER OF CREDIT ISSUER" shall mean the issuer of the Letters of Credit, which shall be the Bank or The Dai-Ichi Kangyo Bank, Limited, New York Branch.

     "LICENSE" shall mean any license naming the Borrower as licensee or licensor.

     "LIEN" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "LOAN ACCOUNT" shall have the meaning given to that term in Section 2.08(a) hereof.

     "LOAN DOCUMENTS" shall have the meaning given to that term in the definition of "Related Documents" set forth in this Section 1.01 hereof.

     "LOAN PARTY" shall mean each of the Borrower and the Guarantors, and collectively, "LOAN PARTIES."

     "LOANS" shall mean, collectively, the Revolving Loans and the Term Loan.

     "LOCK BOX ACCOUNTS" shall have the meaning set forth in Section 7.13(a) hereof.

     "LOCK BOX AGREEMENTS" shall mean the agreements, in form and substance reasonably satisfactory to the Agent, among the Lock Box Banks, the Borrower and the Agent delivered to the Agent pursuant to Section 7.13 hereof as such agreements may be modified and supplemented and in effect from time to time.

     "LOCK BOX BANKS" shall have the meaning set forth in Section 7.13(a) hereof.

     "LRM" means LRM Acquisition Corp., a Delaware corporation which is wholly owned by the Parent.

     "MAJORITY LENDERS" shall mean, at any time, Lenders who represent in the aggregate at least sixty-six and two-thirds percent (66-2/3%) of the sum of the aggregate Revolving Loan Commitments plus the aggregate unpaid principal amount of the Term Loan as of such date.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), or properties of the Borrower, (ii) the ability of the Borrower to perform its obligations hereunder or under any other Related Document, (iii) the Lien arising under the Related Documents on any Collateral, (iv) the legality, validity or enforceability of this Agreement or any Related Document or the Lien arising under any Related Document or (v) the aggregate value of the property included in the calculation of the Borrowing Base.

     "MATERIAL CONTRACT" means each contract or agreement (including all amendments and modifications thereto) to which the Borrower is a party which is material to the business, operations, condition (financial or otherwise), performance, or properties of the Borrower, including, without limitation, the Indenture, the Required License Agreements, the Required License Consents, the Borrower Licensor Agreements and the Required Sublicenses.

     "MATTEL CONSENT" shall mean a consent given by Mattel, Inc. to the Agent in form and substance satisfactory to the Agent and the Co-Agent.

     "MATTEL LICENSE" shall mean the License Agreement, dated as of January 1, 1998, between Mattel, Inc. and the Borrower as the same may be amended, modified or supplemented from time to time.

     "MAXIMUM LINE OF CREDIT" shall mean $60,000,000.

     "MINORITY LENDERS" shall have the meaning given to that term in Section 10.03(b) hereof.

     "MONTHLY REPORTS" shall have the meaning given to that term in Section 7.01(g) hereof.

     "MULTIEMPLOYER  PLAN"  shall  mean a  "multiemployer  plan" as  defined  in
Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or any ERISA Affiliate.

     "NET INCOME" shall mean the net income of such Person as determined in accordance with GAAP.

     "NOTES" shall mean the Revolving Credit Notes and the Term Loan Notes.

     "NOTICE OF BORROWING" shall have the meaning given to that term in Section 2.03(b) hereof.

     "NOTICES" shall have the meaning given to that in Section 10.05 hereof.

     "OBLIGATIONS" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender or the Agent incurred under or related to this Agreement, the Notes or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including without limitation those which are described in either of the following clauses (i) or (ii):

     (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, including amounts due under Section 10.06 and Section 11.08 hereof and similar agreements contained in the other Related Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, the Letters of Credit or any other Related Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower), the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were remade or any Letters of Credit to which such Letter of Credit Exposure relates were issued in compliance with the terms and conditions hereof or in excess of any Lender's obligation to lend and arrange for the issuance of Letters of Credit hereunder or any Lender's obligation to participate therein. If and to the extent any amounts in any account (including the Agent Account, the Lock Box Account, the Letter of Credit Cash Collateral Account), or otherwise constituting Collateral are applied to Obligations hereunder, and any Lender or the Agent is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation.

     (ii) All indebtedness, obligations and liabilities from time to time arising under or in connection with any account from time to time maintained by the Borrower or by any Lender or the Agent pursuant to the terms of this
Agreement or any Related Document, including but not limited to all reimbursement obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising in connection with any such account, or arising under or in connection with any cash management services or other services from time to time performed by any Lender or the Agent pursuant to or in connection with this Agreement or any other Related Document.

     "OFFICE" when used in connection with the Agent shall mean its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by the Agent to the Borrower. In the event The Chase Manhattan Bank shall be the Bank or the Letter of Credit Issuer, the Office for such entity shall until further written notice from the Agent to the Borrower be its office located at 55 Water Street, New York, New York 10004.

     "OPERATING LEASE OBLIGATIONS" shall mean all obligations and indebtedness of the Borrower and its Subsidiaries in respect of leases of property (whether real, personal or mixed) other than Capitalized Lease Obligations.

     "OTHER REQUIRED LICENSES" shall have the meaning given to that term in the definition of "Required License Agreements."

     "OTHER TAXES" shall have the meaning given to that term in Section 2.13 hereof.

     "PARENT" shall mean Golden Books Family Entertainment, Inc.

     "PARENT GUARANTY" shall mean the guaranty, substantially in the form of Exhibit F hereto, dated of even date herewith by Parent in favor of the Agent on behalf of the Lenders.

     "PAT THE BUNNY LICENSE" shall mean, collectively, the following contracts and agreements: Agreement made October 9, 1990, by and between Edith K. Davis, Nancy K. Lodge, Kenneth B. Kunhardt and Phillip B. Kunhardt, Jr. and Western
Publishing  Company,  Inc.;  Agreement made November 3rd, 1992,  between Western
Publishing Company, Inc. and Edith K. Davis; Agreement made March 9th, 1984, Western Publishing Company, Inc. and Edith K. Davis; Agreement made September 5th, 1940, between Dorothy Kunhardt and Simon and Schuster, Inc.; and any other license agreements (now existing or hereafter arising) pursuant to which the Borrower is a licensee involving Pat the Bunny, any of the "Pat the . . . Properties", or any other titles in the Pat the Bunny series, in each case as the same shall have been amended, modified or supplemented from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "PERMITTED INVESTMENTS" shall mean (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than ninety (90) days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit and bankers' acceptances issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 maturing not more than 90 days from the date of acquisition thereof by such Person: (c) commercial paper rated A- 1 or better or P- 1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("MOODY'S"), respectively maturing not more than 90 days from the date of acquisition thereof by such Person; (d) investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's; (e) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with a bank or trust company described in clause (b) above and which are secured by readily available direct obligations of the United States of America or any agency thereof; (f) cash investments in intellectual property not to exceed in the aggregate $1,500,000 for any fiscal year of the Borrower commencing with fiscal year 2000; (g) in addition to clause (f), cash investments in intellectual property not to exceed in the aggregate $1,500,000 for any fiscal year of the Borrower commencing with fiscal year 2000 and subject to the Borrower demonstrating the ability to maintain Availability of the sum of $2,000,000 PLUS the amount of such investment for a period of five consecutive Business Days immediately prior to making such investment; (h) reasonable loans and advances to employees for moving and travel expenses or as salary advances, standard industry trade credit extended to customers, purchases of inventory, purchases of supplies, payment of royalties, grants of licenses (in each case incurred or extended in the ordinary course of business and consistent with past practice); and (i) such other investments as may be approved by the Majority Lenders from time to time; PROVIDED that all of the foregoing Permitted Investments and all permutations thereof and proceeds therefrom are subject to a first priority lien in favor of the Agent for the benefit of the Lenders EXCEPT in such instances where such investment was made with cash proceeds from the sale of the Borrower's assets which were subject to a first priority lien of the Trustee, such investment is made within 270 days of the sale, such cash proceeds have been segregated, and such investment is subject to a second priority lien in favor of the Agent for the benefit of the Lenders.

     "PERMITTED LIENS" shall have the meaning given that term in Section 8.01 hereof.

     "PERSON" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

     "PLAN" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "PLAN OF REORGANIZATION" means the Amended Joint Plan of Reorganization, dated May 13, 1999 (as modified pursuant to (i) a Modification dated September 1, 1999, (ii) a Modification dated December 1, 1999, and (iii) a Modification dated December 17, 1999), of the Loan Parties under Chapter 11 of the Bankruptcy Code in the form of EXHIBIT G , as the same may be amended, modified or otherwise supplemented from time to time with the express written consent of the Agent and the Lenders.

     "PLEDGE AGREEMENTS" shall mean the Pledge Agreements substantially in the form of Exhibit B-4 hereto, dated the date hereof, made by the Parent, the Borrower, and Shari in favor of the Agent for the benefit of the Lenders.

     "POKEMON CONSENT" shall mean a consent given by Nintendo of America, Inc. to the Agent in form and substance satisfactory to the Agent and the Co-Agent.

     "POKEMON LICENSE" shall mean a merchandise license agreement between the Borrower and Nintendo of America Inc. substantially in the form of that certain draft dated July 1, 1999.

     "POTENTIAL DEFAULT" shall mean any event, occurrence or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

     "PREMISES" shall mean all real property owned in fee by the Borrower described in Schedule 1.01(B) hereto, as well as all of the easements, rights, privileges and appurtenances (including air rights) thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Borrower therein and in the streets and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein and in any mortgages shall, unless the context otherwise requires, be deemed to include the Improvements and Building Equipment on such Premises.

     "PRIME LOAN" shall mean a Loan bearing interest at the Regular Rate.

     "PRIME RATE" shall mean the interest rate per annum publicly announced from time to time by The Chase Manhattan Bank, New York, as its Prime Rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.

     "PRO RATA SHARE" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Revolving Credit Commitments, as adjusted from time to time in accordance with the provisions of Section 10.13 hereof, PROVIDED that, if the Revolving Credit Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Exposure and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Exposure.

     "REAL ESTATE" shall mean all estate, right, title and interest of the Borrower in, to and under any and all of the following described property, whether now held or hereafter acquired: (i) the Premises; (ii) all of the Borrower's interests, if any, in and to all rents, royalties, issues, profits, revenue, income and other benefits of the Premises and all Leases of the Premises or portions thereof now or hereafter entered into by the Borrower as lessor and all right, title and interest of the Borrower thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, including any guaranties of such leases; (iii) all of the Borrower's interests, if any, in and to all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of the Borrower to refunds of real estate taxes and assessments and (iv) the real property leased by the Borrower.

     "REGISTER" shall have the meaning given that term in Section 10.13(c) hereof.

     "REGULAR RATE" shall mean, for any day, the Prime Rate.

     "REIMBURSEMENT OBLIGATION" shall mean the obligations of the Borrower to reimburse CIT or the Lenders for amounts payable by CIT or the Lenders under a Letter of Credit Guaranty in respect of any payment made under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon and all reasonable fees and expenses related thereto.

     "RELATED DOCUMENTS" or "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letters of Credit, each Letter of Credit Application, the Letter of Credit Guaranty, the Intercreditor Agreement, the Lock Box Agreements, the Fee Letter, each Security Document, each Assignment and Acceptance and the other documents, instruments and agreements referred to in Sec tion 5.01 hereof, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

     "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment, or discarding of barrels, containers and other closed receptacles containing any regulated Hazardous Materials) of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by the Borrower or any of its Subsidiaries, or at any disposal facility that received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

     "REMEDIAL ACTION" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remedy, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. 9601.

     "REPORTABLE EVENT" shall mean any of the events described in Section 4043(b) of ERISA (other than events for which the notice requirements have been waived or events described in PBGC Regulation 4043.35 that occurred prior to the date hereof).

     "REQUIRED LICENSE AGREEMENTS" shall mean, including each and every amendment and modification thereto, (1) the Disney License, (2) the Mattel License, (3) the Pokemon License and (4) such other licenses for which consents have been obtained pursuant to Section 7.16(c) and identified on Schedule 1.01 hereto and as such schedule may be updated from time to time (the "OTHER REQUIRED LICENSES"), and (5) any other license agreement hereafter entered into between the Borrower and a third party (as to which the Borrower is a licensee) unless the Agent has provided written consent to the exclusion of such license as a "Required License Agreement".

     "REQUIRED  LICENSE  CONSENTS"  shall have the  meaning set forth in Section
7.16 hereof.

     "REQUIRED SUBLICENSES" shall mean the Pat the Bunny License and the other sublicenses in favor of the Agent listed on Schedule 1.01 (F) and any other sublicense from time to time granted to the Agent hereunder in form and substance satisfactory to the Agent granting to the Agent the right to sell Inventory using or containing the intellectual property set forth in the underlying license.

     "REVOLVING  CREDIT  ANNIVERSARY"  shall have the meaning given that term in
Section 2.01 hereof.

     "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the amount set forth on Schedule 1.01(C) to this Agreement or assigned to such Lender in accordance with Section 10.13 hereof, as such amounts may be reduced from time to time pursuant to the terms of this Agreement, and "REVOLVING CREDIT COMMITMENTS" shall, collectively, mean the aggregate amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed $50,000,000.

     "REVOLVING CREDIT NOTES" shall mean the promissory notes, substantially in the form of Exhibit A-1 hereto, executed and delivered by the Borrower to the Lenders to evidence the Revolving Loans under this Agreement, as modified or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

     "REVOLVING CREDIT TERMINATION DATE" shall have the meaning given that term in Section 2.01 hereof.

     "REVOLVING LOAN" or "REVOLVING LOANS" shall mean any and all loan or loans made (or deemed made, in the case of Letters of Credit) by the Lenders or by the Agent on behalf of the Lenders to the Borrower pursuant to Section 2.01(b) of this Agreement, or made as a result of charges made to the Loan Account, in each case pursuant to the terms of this Agreement.

     "ROYALTY RESERVE" shall mean a reserve based on the most recent monthly royalty report in an amount as the Agent, in its sole discretion after consultation with the Borrower, may deem appropriate from time to time.

     "SECOND MORTGAGE" shall mean the mortgage or deed of trust with respect to the Indiana Property made by the Borrower in favor of the Agent.

     "SECURITY AGREEMENT" shall mean the Security Agreements substantially in the form of Exhibit B-1 hereto, dated of even date herewith, made by the Borrower and each Guarantor in favor of the Agent, for the benefit of the Lenders, as modified and supplemented and in effect from time to time.

     "SECURITY AGREEMENT - TRADEMARKS" shall mean the Security Agreement and Mortgage - Trademarks and Copyrights, substantially in the form of Exhibit B-2 hereto, dated of even date herewith, made by the Borrower and by each Guarantor in favor of the Agent, for the benefit of the Lenders, as modified and supplemented and in effect from time to time.

     "SECURITY AGREEMENTS" shall mean, collectively, the Security Agreements and the Security Agreement -Trademarks.

     "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreements, the Collateral Assignment of Licenses and Pledge Agreements executed and delivered by the Loan Parties, and all Uniform Commercial Code financing statements required by this Agreement and the Security Agreements to be filed with respect to the security interests in personal property created pursuant to such agreements, the Parent Guaranty, the Video Guaranty, each other Guaranty by each other Guarantor and all other documents and agreements executed and delivered by one or more Loan Parties connection with any of the foregoing documents.

     "SENIOR NOTES" means those certain 10.75% Senior Notes due 2004 of the Borrower issued pursuant to the Indenture.

     "SENIOR NOTES COLLATERAL" shall mean the property of the Borrower, Video, and the other guarantors of the Senior Notes covered by the Senior Notes Collateral Agreements.

     "SENIOR NOTES COLLATERAL AGREEMENTS" shall mean that certain Security Agreement dated as of January 25, 2000, between Borrower, Video, the other guarantors of the Senior Notes and the Trustee and the other Collateral Agreements (as defined in the Indenture as in effect on the date hereof).

     "SETTLEMENT  PERIOD"  shall  have the  meaning  set forth in  Section  2.03 hereof.

     "SHARI" means Shari Lewis Enterprises, Inc., a California company which is wholly owned by the Borrower.

     "SLE" means SLE Productions, Inc., a California company which is wholly owned by Shari.

     "STATED AMOUNT" shall mean, with respect to a Letter of Credit, the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of more than 50% of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

     "SWING ACCOUNT" shall mean the bank account at the Swing Bank, #1000200116, which is subject to the Blocked Account Agreement and into which payments for the Accounts of the Entertainment Group and Video are deposited.

     "SWING BANK" shall mean Johnson Bank in Racine, Wisconsin.

     "SWING NOTICE" shall mean a written notice in the form of Exhibit A to the Blocked Account Agreement.

     "TAXES" shall have the meaning given to that term in Section 2.13 hereof.

     "TERM LOAN" shall mean, collectively, the term loan in a principal amount not to exceed $10,000,000 made by the Lenders pursuant to, and repayable in accordance with, the provisions of this Agreement.

     "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, its obligation to make a Term Loan to the Borrower in the amount set forth on
Schedule 1.01(D) to this Agreement or assigned to such Lender in accordance with
Section 10.13 hereof, as such amounts may be reduced from time to time pursuant to the terms of this Agreement and "TERM LOAN COMMITMENTS" shall, collectively, mean the aggregate amount of the Term Loan Commitments of all the Lenders.

     "TERM LOAN NOTES" shall mean the promissory notes, substantially in the form of Exhibit A-2 hereto, executed and delivered by the Borrower to the Lenders to evidence the Term Loan under this Agreement, as modified or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

     "TERMINATION EVENT" shall mean any of the following events that is reasonably expected to result in a Material Adverse Effect: (i) a Reportable Event with respect to any Benefit Plan other than in connection with any event scheduled in Schedule 6.09 hereto; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001
(a)(2) of

ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Sec tion 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041 (c) of ERISA; or (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan.

     "TRUSTEE" shall mean HSBC Bank USA.

     "UCC" shall mean the Uniform Commercial Code, as amended, in effect in the State of New York on the date hereof.

     "UNDRAWN LETTER OF CREDIT AVAILABILITY" shall mean with respect to a Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

     "UNREIMBURSED DRAWS" shall mean with respect to a Letter of Credit, at any time, the aggregate amount at such time of all payments made by the Letter of Credit Issuer or payments made by CIT or the Lenders under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrower, PROVIDED that Unreimbursed Draws shall not include any such payments that have been charged to the Loan Account and constitute a Revolving Loan pursuant to the terms of this Agreement.

     "UNUSED LINE FEE" shall have the meaning given to that term in Section 2.08(e) hereof.

     "VIDEO" shall mean Golden Books Home Video, Inc.

     "VIDEO GUARANTY" shall mean the guaranty, substantially in the form of Exhibit F hereto, dated of even date herewith by Video in favor of the Agent on behalf of the Lenders.

     "WEEKLY REPORTS" shall have the meaning given to that term in Section 7.01(e) hereof.

     1.02. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural, and to the part include the whole; "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent shall mean the reasonable good faith estimates by the Agent (in the case of quantitative determinations)or the reasonable good faith beliefs by the Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

     1.03.  ACCOUNTING   PRINCIPLES.   Except  as  otherwise  provided  in  this
Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrower and the Majority Lenders so as to reflect such change in GAAP.


                                   ARTICLE 2.
                                    THE LOANS

     2.01. TERM LOAN AND REVOLVING LOANS.

     (a) Subject to the terms and conditions and relying upon, as applicable, the representations and warranties herein set forth, each Lender severally agrees to make a Term Loan to the Borrower, on the Closing Date, in a principal amount that will not exceed the amount of such Lender's Term Loan Commitment. The Term Loan shall mature as provided in Section 2.07 hereof.

     (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time on or after the date hereof and through but not including, the Revolving Credit Termination Date, in an aggregate principal amount for the Borrower not exceeding at any one time its Pro Rata Share of the Current Commitment at such time. The "CURRENT COMMITMENT" at any time shall be equal to the lesser of (A) $50,000,000 and (B) the Borrowing Base. No Lender shall have an obligation to make Revolving Loans hereunder or arrange for the issuance of Letters of Credit which, when added to the aggregate amount of all outstanding and contemporaneous Revolving Loans and the Letter of Credit Exposure at such time, would cause the aggregate amount of all Revolving Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. The "REVOLVING CREDIT TERMINATION DATE" means the date on which the Revolving Credit Commitment of each Lender expires, which initially shall be three (3) years from the Closing Date (the "INITIAL TERMINATION DATE") and shall be automatically renewed thereafter for one (1) year periods (each annual period ending on a "REVOLVING CREDIT ANNIVERSARY") unless terminated in accordance with Section 10.20. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

     (c) The Agent is permitted in its sole discretion, to make Agent Advances pursuant to the terms of Section 11.08 hereof.

     2.02. NOTES.

          (a) The obligation of the Borrower to repay the unpaid principal amount of the Term Loan made to it by each Lender and to pay interest thereon shall be evidenced by a Term

Loan Note dated the date of this Agreement in the principal amount of such Lender's Term Loan Commitment with the blanks appropriately filled in. An executed Term Loan Note for each Lender shall be delivered by the Borrower to the Agent on the date of the execution and delivery of this Agreement.

          (b) The obligation of the Borrower to repay the unpaid principal amount of the Revolving Loans made to it by each Lender and to pay interest thereon shall be evidenced by a Revolving Credit Note dated the date of this Agreement in the principal amount of such Lender's Revolving Credit Commitment with the blanks appropriately filled in. An executed Revolving Credit Note for each Lender shall be delivered by the Borrower to the Agent on the date of the execution and delivery of this Agreement.

     2.03. NOTICE OF BORROWING; MAKING OF LOANS.

          (a) Upon receipt of its Term Loan Note, each Lender hereby agrees to extend to the Borrower in immediately available funds an aggregate principal amount of the Term Loan equal to such Lender's Term Loan Commitment.

          (b) Whenever the Borrower desires the Lenders to make a Revolving Loan, the Borrower shall provide notice to the Agent of such proposed borrowing (a "NOTICE OF BORROWING"), each such notice to be given not later than 12:00 noon (New York City time) on the date of such proposed borrowing, in the case of a borrowing consisting of Prime Loans, setting forth: (a) the date, which shall be a Business Day, on which such borrowing is to occur, (b) the principal amount of the Revolving Loan being borrowed and (c) the account information where such Revolving Loan is to be received. Such notice shall be given by telephone or in writing by either a Designated Borrowing Officer or such other authorized officer of  Borrower  as listed in an  officer's  certificate  delivered  on the
Closing Date (each an "ADDITIONAL AUTHORIZED PARTY"), PROVIDED that, if requested by the Agent, any such telephonic notice shall be confirmed in writing by delivery to the Agent, on or before the date on which such Revolving Loan is to be made, of a written notice substantially in the form of Exhibit E hereto containing the original or facsimile signature of a Designated Borrowing Officer or Additional Authorized Party, as the case may be. Except for a Notice of Borrowing when the Agent will fund the related Revolving Loan pursuant to Sec tion 2.03(f) hereof, the Agent shall provide each Lender with prompt notice of each Notice of Borrowing. Except as otherwise provided in Section 2.03(f) hereof, on the date specified in such notice, each Lender shall, subject to the terms and conditions of this Agreement, make its Pro Rata Share of such Revolving Loan in immediately available funds by wire transfer to the Agent at its Office not later than 1:30 p.m. (New York City time). Unless the Agent determines in the exercise of its reasonable business judgment that any applicable conditions in Section 5.02 hereof have not been satisfied, the Agent shall make the funds so received from the Lenders available to the Borrower not later than 2:30 p.m. (New York City time) on the date specified in such notice in immediately available funds by (i) depositing such proceeds in the Disbursement Account of the Borrower if such Disbursement Account is located at the Bank or (ii) initiating a wire transfer of same day funds to the Disbursement Account if such Disbursement Account is not located at the Bank.

          (c) The Agent and each Lender shall be entitled to rely conclusively on each Designated Borrowing Officer's authority to request a Revolving Loan on behalf of the Borrower until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Revolving Loan, the Agent and the Lenders shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

          (d) The Agent and the Lenders shall not incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent and the Lenders believe in good faith to have been given by a Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.03 and, upon the funding of a Revolving Loan by the Lenders (or by the Agent on behalf of the Lenders) in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected a Revolving Loan hereunder.

          (e) Each Notice of Borrowing pursuant to this Section 2.03 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be in a minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof.

          (f) (i) Except as otherwise provided in this subsection 2.03(f), all Revolving Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder.

               (ii) Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Lenders and the Agent, the Borrower, the Lenders and the Agent agree that the Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Revolving Loans pursuant to Section 2.01 hereof, subject to the procedures for settlement set forth in subsection 2.03(g) hereof; PROVIDED, HOWEVER, that (a) the Agent shall in no event fund such Revolving Loans if the Agent shall have received written notice from any Lender on the Business Day prior to the day of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 hereof will not be satisfied on the day of the proposed Revolving Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 hereof have been satisfied.

               (iii) Unless (A) the Agent has notified the Lenders that the Agent, on behalf of the Lenders, will fund a particular Revolving Loan pursuant to subsection 2.03(f)(ii) hereof, or (B) the Agent shall have been notified by any Lender on the Business Day prior to the day of a proposed Revolving Loan that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Revolving Loan requested on such day, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole


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



discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account.

               (iv) Nothing in this subsection 2.03(f) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (g) (i) With respect to all periods for which the Agent has funded Revolving Loans pursuant to subsection 2.03(f) hereof, within fifteen (15) days after the last day of each calendar month, or such shorter period as it may from time to time select (any such month or shorter period being herein called a "SETTLEMENT PERIOD"), the Agent shall notify each Lender of the average daily unpaid principal amount of the Revolving Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Revolving Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such average daily unpaid principal amount, the Agent shall promptly pay over to each other Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of each Lender under this subsection 2.03(g) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Lender.

               (ii) In the  event  that any  Lender  fails  to make any  payment required to be made by it pursuant to subsection 2.03(g)(i) hereof, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.03(g)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrower or the Agent may have against any Lender as a result of any default by such Lender hereunder. The Agent shall consult with the Borrower about the possible replacement of a defaulting Lender and the Borrower may recommend other potential lenders to the Agent, but the determination whether to replace a defaulting Lender and with whom to replace such defaulting Lender shall be made by the Agent in its sole discretion.

     2.04. REDUCTION OF REVOLVING CREDIT COMMITMENT; MANDATORY PREPAYMENT; OPTIONAL PREPAYMENT.

          (a) OPTIONAL REDUCTION OF THE REVOLVING CREDIT COMMITMENT.  Subject to
Section 2.04(e) hereof, the Borrower may at any time or from time to time and without penalty or premium reduce the Revolving Credit Commitments of the Lenders to an amount not less than the sum of the unpaid principal amount of all Revolving Loans then outstanding PLUS the principal amount of all Revolving Loans not yet made as to which notice has been given by the Borrower under
Section 2.03 hereof PLUS the Letter of Credit Exposure at such time PLUS the Stated Amount of all Letters of Credit not yet issued as to which a request has been made unless the request is withdrawn and the Letter of Credit is not issued by the Letter of Credit Issuer under Section 3.01 hereof. Any reduction shall be in an amount which is an integral multiple of $5,000,000. Reduction of the Revolving Credit Commitments of the Lenders shall be made by providing not less than two (2) Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Reductions of the Revolving Credit Commitments of the Lenders are irrevocable and may not be reinstated. Each such reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share.

          (b) MANDATORY PREPAYMENT.

               (i) EXCEEDING CURRENT COMMITMENT. Subject to Section 2.04(c) hereof, if at any time the Current Commitment is less than the aggregate unpaid principal amount of the Revolving Loans then outstanding PLUS the Letter of Credit Exposure at such time, the Borrower shall prepay an amount of the Revolving Loans not less than the amount of such difference or, if the Revolving Loans then outstanding are less than the amount of such difference, provide cash collateral to the Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until such time as such excess no longer exists. Any such prepayment will not otherwise reduce the Revolving Credit Commitments of the Lenders. Concurrently with any notice of reduction of the Revolving Credit Commitments of the Lenders, the Borrower shall give notice to the Agent of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitments of the Lenders.

               (ii) OTHER MANDATORY PREPAYMENTS. The Agent shall on each Business Day apply funds deposited in the Agent Account to the payment, in whole or in part, of the Obligations outstanding. To the extent that sale proceeds referred to in Section 8.04 hereof and in the definition of Permitted Investments are required to be a mandatory prepayment, such prepayment shall be deemed to be made under this subsection (ii).

          (c) OPTIONAL PREPAYMENT. The Borrower may at any time or from time to time prepay, in whole or in part, any or all Loans then outstanding, together with all interest thereon accrued but unpaid.

          (d) PREPAYMENT PENALTY. Except as set forth in subsection (e) hereinbelow, all prepayments of Loans under this Section 2.04 shall be without premium or penalty.

          (e) TERMINATION FEE. Notwithstanding the foregoing, the Borrower agrees that if the Revolving Credit Commitments are terminated in whole (whether such termination is optional or mandatory, including after the occurrence of an Event of Default) at any time prior to the third anniversary date of the Closing Date, the Borrower shall pay to the Agent, for the account of each Lender, on the date of such termination (together with any payments of principal, interest, fees or other amounts payable hereunder on such date), an early termination fee (the "EARLY TERMINATION FEE") as follows:

          (i) three percent (3%) if terminated on any date between the Closing Date through the date one year from the Closing Date;

          (ii) two percent (2%) if terminated on any date between the date one year and one day from the Closing Date through the date two years from the Closing Date; and

          (iii) one percent (1%) if terminated on any date between the date two years and one day from the Closing Date until the Initial Termination Date.

The Early Termination Fee shall be calculated by multiplying the applicable percentage above by the Maximum Line of Credit less any amortization of the Term Loan; PROVIDED, HOWEVER, if and only if the termination shall occur as a result of the sale of the Borrower or the offering of debt or equity realizing gross proceeds of not less than $200,000,000, the applicable Early Termination Fee percentages shall be as follows:

          (x) one percent (1%) from the Closing Date through the date one year from the Closing Date;


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



          (y) one half of one percent ( .50%) from the date one year and one day from the Closing Date through the date two years from the Closing Date; and

          (z) one quarter of one percent ( .25%) from the date two years and one day from the Closing Date until the Initial Termination Date.

     2.05. INTEREST RATE.

          (a) Each Revolving Loan shall bear interest at a rate per annum for each day until paid equal to the Regular Rate plus one and one-quarter of one percent (1.25%) for such day.

          (b) The Term Loan shall bear interest at a rate per annum equal to the Regular Rate plus one and three-fourths of one percent (1.75%).


     2.06. INTEREST PAYMENT DATES. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable monthly in arrears on the first day of each month, commencing February 1, 2000. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

     2.07. AMORTIZATION.

          (a) The principal amount of the Term Loan shall be repaid to the Lenders by the Borrower as follows:

                  PRINCIPAL PAYMENT DATE                      AMOUNT
                  ----------------------                      ------
                  Closing Date                                $3,250,000
                  January 15, 2001                            $1,250,000
                  March 31, 2001                              $  500,000
                  June 30, 2001                               $  500,000
                  September 30, 2001                          $  500,000
                  December 31, 2001                           $  500,000
                  March 31, 2002                              $  500,000
                  June 30, 2002                               $  500,000
                  September 30, 2002                          $  500,000
                  December 31, 2002                           $2,000,000

PROVIDED, HOWEVER, if this Agreement or the Revolving Credit Commitments are terminated by either the Agent or the Borrower as provided herein, the Term Loan shall become immediately due and payable in full on the effective date of such termination.

          (b) To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date.

     2.08. PAYMENTS.

          (a) TIME, PLACE AND MANNER. All payments and prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrower hereunder, the Notes or any other Related Document shall be payable at or before 12:00 Noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent for the account of the Agent, or the Lenders, as the case may be, to the Agent Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books in the name of the Borrower in which the Borrower will be charged with Loans made by the Agent or the Lenders to the Borrower hereunder and with any other Obligations. The Borrower and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Loan Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Related Document. The Borrower and the Lenders confirm that any charges which the Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion and shall constitute a Revolving Loan to the Borrower funded by the Agent on behalf of the Lenders and subject to subsections 2.03(f) and 2.03(g) of this Agreement. Each of the Lenders and the Borrower agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 hereof have been satisfied. The Loan Account will be credited upon receipt of "good funds" in the Agent Account with all amounts actually received by the Agent from the Borrower or others for the account of the Borrower. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; PROVIDED, HOWEVER, that if a Loan is repaid on the same day in which it is made, one day's interest shall be paid on such Loan.

          (b) PERIODIC STATEMENTS. The Agent shall provide the Lenders and the Borrower promptly after the end of each calendar month a summary statement (in the form from time to time used by the Agent) of (A) the opening and closing daily balances in the Loan Account during such month, (B) the amounts, and dates of all Loans made during such month, (C) the amounts, dates and applications of all payments on account of the Loans made during such month and each Lender's interest in the Loans, (D) the amount of interest accrued on the Loans during such month, (E) any Letters of Credit issued by the Letter of Credit Issuer during such month, specifying the Stated Amount thereof, (F) the amount of charges to the Loan Account or Revolving Loans to be made during such month to reimburse CIT, the Lenders or the Letter of Credit Issuer for drawings made under Letters of Credit or payments made by CIT or the Lenders under the Letter of Credit Guaranty, and (G) the amount and nature of any charges to the Loan Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, thirty (30) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement, subject to the Borrower's and each Lender's express right to rebut such presumption by conclusively demonstrating the existence of any error on the part of the Agent.

          (c) APPORTIONMENT OF PAYMENTS. Except as otherwise provided in this subsection, aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the fees required to be paid by the Borrower under this Agreement (and not the Fee Letter) to the Agent shall be apportioned ratably or to the extent separately agreed to by the Agent and any Lender. All payments shall be remitted to the Agent and all such payments and any other amounts, including, without limitation, proceeds of Collateral received by the Agent from or as to the Borrower shall be applied subject to the provisions of this Agreement FIRST, to pay principal of and interest on any Loans funded by the Agent on behalf of the Lenders (including, without limitation, Agent Advances under Section 11.08 hereof) and any fees, expense reimbursements or indemnities then due to the Agent from the Borrower; SECOND, to pay any fees, expense reimbursements or indemnities then due to the Lenders or the Letter of Credit Issuer hereunder; THIRD, to pay interest due in respect of the Loans and Unreimbursed Draws under Letters of Credit; FOURTH, to pay, prepay, or provide cash collateral if then required in respect of, principal of Loans and Letter of Credit Exposure; and FIFTH, to the payment of any other Obligations due to the Agent, the Co-Agent, or any Lender by the Borrower. The Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as such Lender may designate in writing, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrower hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrower under this Agreement determined in accordance with the apportionments contemplated by this Section 2.08(c). To the extent that the Borrower makes a payment or payments to the Agent or the Agent receives any payment or other amount, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

          (d) INTEREST UPON EVENTS OF DEFAULT. To the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 9.01 hereof, all principal, interest, fees, indemnities or any other Obligations of the Borrower hereunder or under any Note or any other Related Document (and including interest accrued under this subsection 2.08(d)) shall compound on a daily basis as provided in this subsection 2.08(d) and shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum of three percent (3%) above the Prime Rate for such day, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate.

          (e) UNUSED LINE FEE. From and after the Closing Date until the Revolving Credit Termination Date, the Borrower shall pay to the Agent an unused line fee (the "UNUSED LINE FEE") accruing at the rate of one-half of one percent (1/2 of 1%) per annum, on the excess, if any, of the aggregate Revolving Credit Commitments over the sum of the Revolving Loans and Letter of Credit Exposure (computed on an average daily basis) outstanding from time to time. All Unused Line Fees shall be payable monthly in arrears on the last day of each month commencing January 31, 1999. Promptly following the Agent's receipt of Unused Line Fee, the Agent shall pay to each Lender its Pro Rata Share of the amount of the Unused Line Fee.

          (f) LETTER OF CREDIT FEES. From and after the Closing Date until the Revolving Credit Termination Date, the Borrower shall pay to the Agent a letter of credit fee (the "LETTER OF CREDIT FEE") at a rate equal to two percent (2%) per annum on the average daily outstanding balance of issued and outstanding Letters of Credit for the immediately preceding month payable in arrears on the first day of each succeeding month. The Borrower shall also pay the customary letter of credit fees and charges of CIT and the Letter of Credit Issuer for the administration, issuance, amendment and processing of any Letters of Credit issued by the Letter of Credit Issuer. Promptly following the Agent's receipt of any Letter of Credit Fees described above, the Agent shall pay to each Lender its Pro Rata Share of the amount of the Letter of Credit Fees received by the Agent.

          (g) FEE LETTER. The Borrower shall pay all fees and other amounts required to be paid pursuant to the Fee Letter.

          (h) All fees under this Agreement and the other Related Documents may be charged to the Borrower's Loan Account and are non-refundable under all circumstances (except for a computational error agreed to by the Borrower and the Agent).

     2.09. USE OF PROCEEDS. The Borrower hereby covenants, represents and warrants that the proceeds of the Loans will be used (i) to repay in full the existing Indebtedness of the Borrower under the Existing Credit Facilities outstanding on the Closing Date, and (ii) for other working capital and general corporate purposes, including payment of administrative claims and other claims under the Plan. The Borrower hereby covenants, represents and warrants that the Letters of Credit will be used for general corporate purposes, including but not limited to payroll and payroll-related taxes, workers compensation insurance and general liability insurance programs.

     2.10. RESERVE REQUIREMENTS; CAPITAL ADEQUACY CIRCUMSTANCES.

          (a) Notwithstanding any other provision of this Agreement, if any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Letter of Credit Issuer or any Lender or any Affiliate of a Lender or of any amounts payable hereunder (other than any franchise tax and taxes imposed on the overall net income of the Letter of Credit Issuer or such Lender or such Affiliate by any Governmental Authority, including those for the jurisdiction in which the Letter of Credit Issuer or such Lender or such Affiliate has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Letter of Credit Issuer or such Lender or Affiliate of such Lender (except any such reserve requirement that is reflected in Reserve Requirements) or shall impose on the Letter of Credit Issuer or such Lender or such Affiliate any other condition affecting this agreement or any Letter of Credit Issuer and the result of any of the foregoing shall be to increase the cost to the Letter of Credit Issuer or such Lender of or issuing any Letter of Credit or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then the Borrower shall pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such additional costs incurred or reduction suffered. Any amount or amounts payable by the Borrower to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.10(a) shall be paid by the Borrower to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

          (b) If the Letter of Credit Issuer or any Lender shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or by such Lender (or any lending office of such Lender) or by any Affiliate of such Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Letter of Credit Issuer's or such Lender's capital or on the capital of such Lender's Affiliate, as the case may be, as a consequence of the Letter of Credit Issuer's obligations or such Lender's obligations under this Agreement and the Related Documents to a level below that which the Letter of Credit Issuer or such Lender or such Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Issuer's or such Lender's policies or such Lender's Affiliate's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then, from time to time, the Borrower shall reimburse the Letter of Credit Issuer or such Lender for such reduction. Any amount or amounts payable by the Borrower to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.10(b) shall be paid by the Borrower to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth (i) in reasonable detail the amount or amounts due,
(ii) the basis for the determination from time to time of such amount or amounts and (iii) that such amount(s) have been determined in good faith, which statement shall be conclusive and binding absent manifest error.

          (c) The Letter of Credit Issuer or any Lender may demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period; PROVIDED that the Letter of Credit Issuer or such Lender shall provide to the Borrower a certificate setting forth in reasonable detail the basis on which such demand is made. The protection of this Section 2.10 shall be available to the Letter of Credit Issuer or any Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulations, guideline or other change or condition which shall have occurred or been imposed.

     2.11. INDEMNITY. The Borrower shall indemnify each Lender against any loss or expense that such Lender actually sustains or incurs as a consequence of any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article 5. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.11 and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

     2.12. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligation as a result of which the aggregate unpaid amount of the Obligations owing to it shall be proportionately less than the aggregate unpaid amount of the Obligations owing to any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Obligations owing to such other Lender, so that the aggregate unpaid amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Obligations owing to such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the aggregate unpaid amount of all Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.12 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrower in the amount of such participation.

     2.13. TAXES.

          (a) All payments made by the Borrower hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lenders or the Letter of Credit Issuer (such nonexcluded taxes are hereinafter collectively referred to as the "TAXES"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Letter of Credit Issuer pursuant to this sentence) the Lenders or the Letter of Credit Issuer receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders, the Letter of Credit Issuer and the Agent an official receipt showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder (other than related to the net income of a Lender) or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document (hereinafter referred to as "OTHER TAXES").

          (b) The Borrower will indemnify the Lenders and the Letter of Credit Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by any Lender or the Letter of Credit Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender or such Letter of Credit Issuer makes written demand.

          (c) Each Lender which is a foreign person (i.e., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

               (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.13 hereof after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Agent:

               (1) two accurate and complete signed originals of Internal Revenue Service Form 4224, or

               (2) two accurate and complete signed originals of Internal Revenue Service Form 1001,

in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, and other amounts under this Agreement for the account of its lending installation under this Agreement free from withholding of United States Federal income tax;

               (ii) if at any time such Lender changes its lending installation or installations or selects an additional lending installation it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder:

               (1) if such changed or additional lending installation is located in the United States, two accurate and complete signed originals of Form 4224, or

               (2) otherwise, two accurate and complete signed originals of Form 1001,

in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest, fees, and other amounts under this Agreement for the account of such changed or additional lending installation under this Agreement free from withholding of United States Federal income tax; and

               (iii) it shall, promptly upon the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

          (d) If the  Borrower  fails to  perform  its  obligations  under  this
Section 2.13, the Borrower shall indemnify the Lenders and the Letter of Credit Issuer for any incremental taxes, interest or penalties that may become payable as a result of any such failure.


                                   ARTICLE 3.
                                LETTERS OF CREDIT

     3.01. LETTERS OF CREDIT.

          (a) GENERAL. In order to assist the Borrower in establishing or opening standby letters of credit, which shall not have expiration dates that exceed one year from the date of issuance (the "LETTERS OF CREDIT") with the Letter of Credit Issuer, the Borrower has requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CIT's credit to that of the Borrower. These arrangements shall be handled by CIT subject to the terms and conditions set forth below. CIT shall have no obligation to arrange for the issuance of Letters of Credit on or after the Revolving Credit Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Revolving Loans and the Letter of Credit Exposure at such time, would cause the amount of all Revolving Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. In addition, CIT shall not be required to be the issuer of any Letter of Credit. The Borrower will be the account party for any application for a Letter of Credit, which shall be a computer transmission system approved by CIT and the Letter of Credit Issuer or such other written form or computer transmission system or such other form as may from time to time be approved by the Letter of Credit Issuer and CIT, and shall be duly completed in a manner acceptable to CIT, together with such other certificates, agreements, documents and other papers and information as the Letter of Credit Issuer or CIT may request (the "LETTER OF CREDIT APPLICATION"). In the event of any conflict between the terms of the Letter of Credit Application and this Agreement, for purposes of this Agreement, the terms of this Agreement shall control.

               (i) The aggregate Letter of Credit Exposure shall not exceed two million Dollars ($2,000,000). In addition, changes or modifications of the Letters of Credit by the Borrower and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of CIT in the exercise of its reasonable discretion, PROVIDED, HOWEVEr, that (x) the expiry date of all Letters of Credit shall be no later than 15 days prior to the Revolving Credit Termination Date unless on or prior to 15 days prior to the Revolving Credit Termination Date such Letters of Credit shall be cash collateralized in an amount equal to at least 105% of the Stated Amount of such Letters of Credit and (y) the Letters of Credit and all documentation in connection therewith shall be in form and substance satisfactory to CIT and the Letter of Credit Issuer.

               (ii) The Agent shall have the right, without notice to the Borrower, to charge the Loan Account with the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent, CIT or the Lenders under the Letter of Credit Guaranty at the earlier of (x) payment by CIT or the Lenders under the Letter of Credit Guaranty, and
(y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, the occurrence of an Event of Default. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Lenders to the Borrower, funded by the Agent on behalf of the Lenders and subject to sections 2.03(f) and (g) hereof. Any charges, fees, commissions, costs and expenses charged to CIT for the account of the Borrower by the Letter of Credit Issuer in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Loan Account in full when charged to or paid by CIT and any such charges by CIT to the Loan Account shall be conclusive and binding on the Borrower and the Lenders absent manifest error. Each of the Lenders and the Borrower agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section
5.02 hereof have been satisfied.

               (iii) The Borrower agrees to unconditionally indemnify the Agent, CIT and each Lender and to hold the Agent, CIT and each Lender harmless from any and all loss, claim or liability incurred by the Agent, CIT or any such Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent, CIT or any Lender as determined by a final judgment of a court of competent jurisdiction.

               (iv) The Borrower further agrees to hold the Agent, CIT and each Lender harmless from any errors or omission, negligence or misconduct by the Letter of Credit Issuer

(unless such Letter of Credit Issuer shall be, in such instance, the Agent, CIT or such Lender). The Borrower's unconditional obligation to the Agent, CIT and each Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's, CIT's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by CIT for the Borrower's account by the Letter of Credit Issuer shall be conclusive and binding on the Borrower absent manifest error and may be charged to the Loan Account in accordance with the provisions of this Agreement.

               (v) None of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any such goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. Furthermore, without being limited by the foregoing, none of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

               (vi) The Borrower agrees that any action taken by the Agent, CIT, the Letter of Credit Issuer or any Lender, if taken in good faith, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances or the goods purported to be represented by any documents, shall be binding on the Borrower (with respect to the Letter of Credit Issuer, the Agent, CIT and the Lenders) and shall not put the Agent, CIT or the Lenders in any resulting liability to the Borrower, except for any action taken by the Agent, CIT, the Letter of Credit Issuer or any Lender which is grossly negligent or the result of willful misconduct. In furtherance thereof, CIT shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name, and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Borrower.

               (vii) Without CIT's express consent in writing or through a computer transmission, the Borrower agrees: (x) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (y) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to
(A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

               (viii) The Borrower agrees that any necessary and material import, export or other license or certificates for the import or handling of Inventory required to be obtained by the Borrower will have been timely procured; all foreign and domestic governmental laws and regulations applicable to the Borrower in regard to the shipment and importation of Inventory or the financing thereof will have been timely and fully complied with, and any certificates in that regard that CIT may at any time reasonably request will be promptly furnished. In this connection, the Borrower represents and warrants that all shipments made under any such Letters of Credit are in compliance with the laws and regulations of the countries in which the shipments originate and terminate except where all instances of such non-compliance taken together will not have a Material Adverse Effect. As between the Borrower, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrower, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or herein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

               (ix) Upon any payments made to the Letter of Credit Issuer under the Letter of Credit Guaranty, CIT or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Revolving Loans hereunder), acquire by subrogation any rights, remedies, duties or obligations granted or undertaken by the Borrower to the Letter of Credit Issuer in any Letter of Credit Application, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

               (x) In the event that the Borrower is required to provide cash collateral for any Letter of Credit in accordance with this Agreement, the Borrower shall deposit such cash collateral in the Letter of Credit Cash Collateral Account, which cash collateral shall be held in the Letter of Credit Cash Collateral Account until either all Obligations have been paid in full in cash or cash collateral is no longer required under the terms of this Agreement.

          (b) REQUEST FOR ISSUANCE. The Borrower may from time to time, upon notice (an "L/C NOTICE") not later than 12:00 noon, New York City time, at least three Business Days in advance, request CIT to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Agent, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. CIT shall not provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Majority Lenders on the

Business Day immediately preceding the proposed issuance day for such Letter of Credit that one or more of the conditions precedent in Section 5.02 hereof will not have been satisfied on such date, and neither CIT nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been satisfied.

     3.02. PARTICIPATIONS.

          (a) PURCHASE OF PARTICIPATIONS. Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Sec tion 3.01 hereof, each Lender (other than CIT) shall be deemed to have irrevocably and unconditionally purchased and received from CIT, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of CIT with respect to such Letter of Credit (including, without limitation, all Undrawn Letter of Credit Availability and Reimbursement Obligations of the Borrower with respect thereto, pursuant to the Letter of Credit Guaranty or otherwise).

          (b) SHARING OF LETTER OF CREDIT PAYMENTS. In the event that CIT makes any payment in respect of the Letter of Credit Guaranty and the Borrower shall not have repaid such amount to the Agent for the account of CIT, the Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(a)(ii) hereof.

          (c) OBLIGATIONS IRREVOCABLE. The obligations of a Lender to make payments to the Agent for the account of the Agent or CIT with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Related Documents;

               (ii) the existence of any claim, set off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in any Letter of Credit);

               (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Related Documents;

               (v) any failure by the Agent to provide any notices required pursuant to this Agreement relating to Letters of Credit; or

               (vi) the occurrence of any Event of Default or Potential Default.


                                   ARTICLE 4.
                                 BORROWING BASE

     4.01. CONDITION OF LENDING AND ASSISTING IN ESTABLISHING OR OPENING LETTERS OF CREDIT. CIT and the other Lenders shall have no obligation to make a Revolving Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Revolving Loans and the Letter of Credit Exposure exceeds, or after giving effect to a requested Credit Extension would exceed, the Current Commitment at such time.

     4.02. MANDATORY PREPAYMENT. Concurrently with the delivery of any Borrowing Base Certificate, the Borrower shall give notice to the Agent of any mandatory prepayment pursuant to Section 2.04(b)(i) hereof, which notice shall specify a prepayment date no later than the earlier of (x) the date on which such Borrowing Base Certificate is given and (y) the date on which such Borrowing Base Certificate is required to be provided to the Lenders.

     4.03. RIGHTS AND OBLIGATIONS UNCONDITIONAL. Without limitation of any other provision of this Agreement, the rights of the Agent, CIT and the Lenders and the obligations of the Borrower under this Article 4 are absolute, unconditional and the Agent, CIT and the Lenders shall not be deemed to have waived the condition set forth in Section 4.01 hereof or their right to payment in accordance with Section 4.02 hereof in any circumstance whatever, including but not limited to circumstances wherein the Agent or the Lenders (knowingly or otherwise) make an advance hereunder in excess of the Borrowing Base.

     4.04. BORROWING BASE CERTIFICATE.

          (a) By 12:00 noon, New York City time three (3) Business Days after the Saturday of each week if a part of a Weekly Report which contains a calculation of ineligibles with respect to Accounts and Inventory on a monthly basis, or five (5) Business Days after the last day of the preceding month if a part of a Monthly Report (and on any other date on which the Agent reasonably requests), the Borrower shall furnish to the Agent a certificate ("BORROWING BASE CERTIFICATE") in the form provided to the Borrower by the Agent, certified as true and correct by a Designated Financial Officer, setting forth the Borrowing Base and the other information required therein as of the Borrower's close of business on the Saturday of the preceding week, together with such other information with respect to the Accounts and Inventory of the Borrower as the Agent may reasonably request.

          (b) In the event of any dispute about the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof, the Agent's good faith judgment shall control, but the Agent agrees to consult with the Borrower concerning any such dispute.

          (c) The Borrowing Base set forth in a Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower, in which case the value of such asset shall, at the discretion of the Borrower, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

          (d) Each Borrowing Base Certificate shall be accompanied by an accounts receivable aging report and perpetual inventory report, and containing such detail and such other and further information as the Agent may reasonably request from time to time.

     4.05. GENERAL PROVISIONS.  Notwithstanding anything to the contrary in this
Article 4, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.

     4.06. IMPLEMENTATION OF ADDITIONAL RESERVES. In the event the Borrower is in breach of one or more of Sections 5.03(a), 5.03(b), 5.03(c), 7.16 and 7.18, the Agent and Co-Agent will attempt to implement additional reserves under
(B)(iv) of the definition of "Borrowing Base". The amount of such additional reserves shall be determined in the sole discretion of the Agent and the Co-Agent acting in good faith.


                                   ARTICLE 5.
                  CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
                              ISSUANCE AND LENDING

     5.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of any Lender to make the initial Loan(s) hereunder or the obligation of CIT or any Lender to assist the Borrower in obtaining the issuance of the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent, unless the Agent agrees that any one or more of the following conditions precedent may be satisfied post-closing:

                    (a) PAYMENT OF FEES, ETC. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower including, without limitation, those due and payable pursuant to Sections 2.08 and 10.06 hereof. The Borrower shall have paid to counsel to the Agent all reasonable fees and other reasonable client charges due to such counsel on the Closing Date for which counsel has invoiced Borrower.

                    (b) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The representations and warranties contained in Article 6 of this
          Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders or the Letter of Credit Issuer pursuant hereto or thereto or prior to the Closing Date shall be correct in all material respects on and as of the Closing Date as though made on and as of such date (except to the extent such representation or warranty expressly relates to an earlier period); and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

                    (c) DELIVERY OF DOCUMENTS. The Agent shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Agent and the Co-Agent and, unless indicated otherwise, dated the Closing Date:

               (i) Revolving Credit Notes and Term Loan Notes, each payable to the order of each Lender, duly executed by the Borrower;

               (ii) the Security Agreements, duly executed by the Borrower and the Parent;

               (iii) the Pledge Agreements, duly executed by the appropriate parties thereto and delivery of the stock certificates, and executed stock powers, for the stock pledged thereunder;

               (iv) appropriate financing statements on Form UCC-1 and the appropriate forms for recording liens on trademarks and copyrights all duly executed by the Borrower and, in the Agent's sole discretion, to be filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents (including with respect to any liens on trademarks and copyrights recorded in any federal registry maintained for such purpose), all in form and substance satisfactory to the Agent;

               (v) copies of (x) all effective financing statements which name as debtor the Borrower or any other entity requested by the Agent, tax liens and judgment liens and which are filed in the offices referred to in paragraph (iii) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Agent, shall cover any of the Collateral; and (y) searches with respect to trademarks and copyrights as to which the Agent has been granted a lien pursuant to the Security Documents;

               (vi) the Parent Guaranty and the Video Guaranty, and a Guaranty executed by each other direct or indirect domestic subsidiary of the Parent;

               (vii) a Second Mortgage made by the Borrower on the date hereof in favor of the Agent on the Indiana Property and a waiver by the Trustee in connection therewith;

               (viii) the Intercreditor Agreement;

               (ix) a copy of the resolutions adopted by the Board of Directors of each of the Loan Parties, certified as of the Closing Date by authorized officers thereof, authorizing (A) the borrowings hereunder and/or the transactions contemplated by the Loan Documents to which the Borrower or such Loan Party is or will be a party, and (B) the execution, delivery and performance by the Borrower or such Loan Party of each Loan Document and the execution and delivery of the other documents to be delivered by the Borrower or such Loan Party in connection therewith;

               (x) a certificate of an authorized officer of each of the Loan Parties, certifying the names and true signatures of the officers of such Person authorized to sign each Loan Document to which the Borrower or such Loan Party is or will be a party and the other documents to be executed and delivered by the Borrower or such Loan Party in connection therewith, together with evidence of the incumbency of such authorized officers;

               (xi) a certificate, as of a recent date, of the appropriate official(s) of the state of organization of each Loan Party, and solely for the Borrower, the appropriate official(s) in each of the parenthetically noted states of foreign qualification of the Borrower (Arkansas, Indiana, New York, North Carolina and Wisconsin), certifying as to the subsistence in good standing of, and (where such state customarily so indicates) the payment of taxes by, such Person in such states and listing all organizational documents of such Person on file with such official(s), together with confirmation by telephone or telegram (where available) on the Closing Date from such official(s) as to such matters and copies of each certified certificate of authority (or similar document of the Borrower) from each foreign state where such Person is qualified to do business;

               (xii) a copy of the organizational documents of the Borrower and each Loan Party certified as of a recent date by the appropriate official(s) of the state of organization of such Person and as of the Closing Date by an authorized officer of such Loan Party, as applicable;

               (xiii) a copy of (i) the certificate of incorporation of any Loan Party and all amendments thereto, and (ii) the by-laws of each Loan Party, and all amendments thereto;

               (xiv) a certificate of the Designated Financial Officer of the Borrower certifying as to the matters set forth in subsection (b) of this
Section 5.01;

               (xv) ____ a copy of the financial statements and cash flow projections referred to in Section 6.07 hereof and a balance sheet of the Borrower as of October 31, 1999 certified by a Designated Financial Officer of the Borrower;

               (xvi) a Borrowing Base Certificate current as of the close of business on a date not earlier than January __, 2000, certified by the Designated Financial Officer of the Borrower;

               (xvii) a certificate of an authorized officer of the Borrower, certifying the names and true signatures of those officers of the Borrower, as applicable, that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the Loan Documents;

               (xviii) a copy of each Material Contract (including the Disney License and the Mattel License), the Disney Consent, the Mattel Consent, and the Borrower Licensor Agreements, all certified as a true, complete and correct copy thereof by the Designated Financial Officer of the Borrower;

               (xix) the Collateral Assignment of Licenses and appropriate acknowledgments thereto;

               (xx) a certificate of insurance evidencing insurance on the property of the Borrower as is required by Section 7.07 hereof, naming the Agent as additional insured and loss payee, using a long form loss payee endorsement, for all insurance maintained by the Borrower;

               (xxi) the most recent management letter or (if no management letter has been issued) the equivalent prepared by the independent accountants of the Borrower and any Loan Party;

               (xxii) such other agreements, instruments, approvals, and other documents as the Agent may reasonably request; and

               (xxiii) such opinions of counsel for the Borrower as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders and their respective counsel.

          (d) PROCEEDINGS; RECEIPT OF DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the Related Documents and all documents incidental thereto, shall be satisfactory to the Agent, the Co-Agent and their special counsel, and the Agent, Co-Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent and the Co-Agent, as the Agent, Co-Agent or such special counsel may reasonably request.

          (e) CASH MANAGEMENT SYSTEM. The cash management system of the Borrower shall be satisfactory to the Agent (including with respect to the segregation from the accounts of the Borrower amounts received by the Borrower which are not the property of the Borrower other than accounts which may as a matter of law belong to employees, amounts payable for sales taxes and the like). In addition, the Agent shall have received Lock Box Agreements in form and substance satisfactory to the Agent.

          (f) COLLATERAL AUDIT. The Agent shall have completed and shall be satisfied (in its sole discretion) with the results of an audit of the Accounts, Inventory, other Collateral, assets and liabilities and books and records of the Borrower and the Borrower shall have paid all fees and expenses payable in connection with such audit.

          (g) APPRAISALS; VALUATION REPORTS. On or before the Closing Date, the Borrower shall cause to be delivered to the Agent and the Co-Agent (1) an appraisal with respect to the Inventory and (2) any other appraisals or valuation reports requested by the Agent or the Co-Agent. The results of each of the foregoing appraisals and valuation reports shall be in scope, and in form and substance acceptable to the Agent, the Co-Agent and the Lenders.

          (h) LIEN PRIORITY. The Lien in favor of the Agent pursuant to the Related Documents shall be a valid and perfected first priority Lien on the Collateral, which shall be subject to no other Liens except for Permitted Liens.

          (i) MATERIAL CONTRACT AND ROYALTY REVIEW. The Agent shall have completed a review of and shall be satisfied in its sole discretion with the Material Contracts and all other licensing agreements determined by the Agent to be necessary to the operation of the Borrower's business.

          (j)   ENVIRONMENTAL   REVIEW.   The  Agent  shall  have  conducted  an
environmental review of the Borrower's Real Estate and operations and shall be satisfied in its sole discretion with the results of such review.

          (k) LEGAL RESTRAINTS/LITIGATION. On the Closing Date, except as set forth on Schedule 6.06 hereto, there shall be no (1) litigation, investigation or proceeding (judicial or administrative) pending or, to the knowledge of the Borrower, threatened, against the Borrower or its Subsidiaries, or their assets, by any agency, division or department of any county, city, state or federal government arising out of the transactions contemplated by the Loan Documents,
(2) injunction, writ or restraining order restraining or prohibiting the transactions contemplated pursuant to the transactions contemplated by the Loan Documents, or (3) suit, action, investigation or proceeding (judicial or administrative) pending or, to the knowledge of the Borrower, threatened against the Borrower or its Subsidiaries, or its assets, which could have a Material Adverse Effect.

          (l) ABSENCE OF MATERIAL ADVERSE CHANGE. The Agent shall be satisfied that there is an absence of any material adverse change in the financial condition, business, assets or operations of the Borrower (it being understood and agreed that any significant adverse change in the terms, conditions, assumptions or projections (to the extent projections have been delivered and deemed acceptable by the Agent and then there is an adverse change which affects such previously delivered projections) supplied to the Agent by the Borrower may be construed by the Agent as a material adverse change).

          (m) WAIVERS. The Agent shall have received such landlord, mortgagee and warehouse waivers as it deems advisable, in form and substance satisfactory to the Agent.

          (n) PAY-OFF OF EXISTING FACILITIES. The Agent shall be satisfied in all respects with the repayment of the Existing Credit Facilities and the termination of all UCC financing statements and trademark and copyright filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office, respectively, relating thereto.

          (o) MINIMUM AVAILABILITY. Upon making the Revolving Loans on the Closing Date, the Borrower shall have Availability in an amount no less than $10,000,000.

          (p) MAXIMUM LOAN. After making the Loans on the Closing Date, the total aggregate amount of the Revolving Loans outstanding shall not exceed $20,000,000.

          (q) FINANCIAL REPORTS AND PROJECTIONS. The Agent shall have received the preliminary balance sheet and income statement for the fiscal period ended October 30, 1999, the projected monthly balance sheets, income statements, and Availability schedule for the remainder of the fiscal year ending December 31, 1999 and for the fiscal year ending December 31, 2000, and shall have been satisfied, in its sole discretion, with its review thereof.

          (r) CONFIRMATION ORDER. The Confirmation Order shall have been entered by the Bankruptcy Court and the Agent shall have received a certified copy of same, and such order shall have become a Final Order, shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the prior written consent of the Agent, the Lenders and the Loan Parties.

          (s) OCCURRENCE OF THE EFFECTIVE DATE. The Agent shall have received evidence satisfactory to it that the Effective Date shall occur contemporaneously with the Closing Date hereunder.

          (t) TERMINATION OF DIP CREDIT FACILITY. The Agent shall have received evidence satisfactory to it that (a) the DIP Agreement shall be simultaneously terminated on the Closing Date, (b) all amounts thereunder shall be simultaneously paid in full and (c) arrangement satisfactory to the Agent shall have been made (i) for the termination of the Liens and security interests granted in connection therewith and (ii) for the rollover or replacement of all letters of credit outstanding thereunder.

          (u) INDENTURE. The Agent and the Co-Agent shall be satisfied in their sole discretion with the terms and conditions of the Indenture and the Senior Notes, including the appointment of the trustee thereunder.

     5.02. CONDITIONS PRECEDENT TO REVOLVING LOANS AND LETTERS OF CREDIT. In addition to the requirements of Section 5.01 hereof, the obligation of each Lender to make any Loan or of CIT or any Lender to assist the Borrower in obtaining the issuance of any Letter of Credit is, in each case, subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

          (a) PAYMENT OF FEES, ETC. The Borrower shall have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 2.08 and 10.06 hereof.

          (b) REPRESENTATIONS AND WARRANTIES; NO EVENT OF DEFAULT. The following statements shall be true, and the submission by the Borrower to the Agent of a Notice of Borrowing with respect to a Revolving Loan and the Borrower's acceptance of the proceeds of such Revolving Loan, or the submission by the Borrower to the Agent and the Letter of Credit Issuer of an L/C Notice with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Revolving Loan and the date of the issuance of such Letter of Credit, as the case may be, that, (i) the representations and warranties contained in Article 6 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders and the Letter of Credit Issuer pursuant hereto on or prior to the date of such Revolving Loan or Letter of Credit are correct in all material respects on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date), and (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Revolving Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

          (c) BORROWING NOTICE. The Agent shall have received a Notice of Borrowing pursuant to Section 2.03 hereof no later than 12:00 noon (New York City time) on the date of a proposed borrowing or an L/C Notice and a Letter of Credit Application pursuant to Section 3.01 hereof not later than 12:00 noon (New York City time) three Business Days prior to the proposed date of issuance of a Letter of Credit.

          (d) THE CONFIRMATION ORDER. The Confirmation Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended, except for such modifications, and amendments mutually agreed to by the Borrower, the Agent and the Lenders.

          (e) LICENSOR CONSENTS. The Agent and the Lenders shall be satisfied that the consents from licensors permits the Agent and the Lenders notwithstanding whether any license agreement is in default or has been terminated to take possession of, transfer or sell, or cause the Borrower to transfer or sell, inventory in which the Agent and the Lenders have been granted security interests.

          (f) ABSENCE OF MATERIAL ADVERSE CHANGE. The Agent shall be satisfied that there is an absence of any material adverse change in the financial condition, business, assets or operations of the Borrower (it being understood and agreed that any significant adverse change in the terms, conditions, assumptions or projections (to the extent projections have been delivered and deemed acceptable by the Agent and then there is an adverse change which affects such previously delivered projections) supplied to the Agent by the Borrower may be construed by the Agent as a material adverse change).

     5.03. POST CLOSING CONDITIONS. The Borrower further agrees to fulfill the following conditions in a manner satisfactory to the Agent by the time set forth therein below:

          (a) POKEMON LICENSE. Within 90 days after the Closing Date, the Borrower shall deliver a copy of a fully executed Pokemon License.

          (b) POKEMON CONSENT. Within 120 days after the Closing Date, the Borrower shall deliver a Pokemon Consent in connection with the Pokemon License.

          (c) LICENSOR CONSENTS. Within 120 days after the Closing Date, the Borrower shall deliver a written consent for each Other Required License (in accordance with Section 7.16).

          (d) LICENSES. The Borrower shall deliver a copy of each License, other than Licenses in respect of products providing revenues less than $100,000 per year, that it has not previously delivered to the Agent within 90 days after the Closing Date.

          (e) LANDLORD WAIVERS. The Borrower shall use its best efforts to obtain a Landlord Waiver from each of its landlords who have not by the Closing Date, delivered such a Landlord Waiver.

          (f) OPINIONS. At such time as the value of any Loan Party's personal property (other than Inventory in transit) located in Arkansas or North Carolina is more than a de minimus amount, the Borrower shall deliver an opinion of counsel (in form and substance acceptable to the Agent) as to the Agent's perfection in such Arkansas or North Carolina property, as the case may be.

          (g) REQUIRED SUBLICENSES. Within 90 days after the Closing Date, deliver a copy of each license underlying substantially all of the Required Sublicenses, each certified as a true, complete and correct copy thereof by the Designated Financial Officer of the Borrower.


                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Agent, the Co-Agent and the Lenders as follows:

     6.01. ORGANIZATION, GOOD STANDING, ETC. Each of the Loan Parties (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and (in the case of the Borrower) to make the borrowings hereunder and to consummate the transactions contemplated hereby and
(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, with respect to this clause (iii), where all instances of such failure to qualify taken together will not have a Material Adverse Effect.

     6.02. AUTHORIZATION, ETC. The execution, delivery and performance by each of the Loan Parties of each Loan Document to which it is a party, (i) has been duly authorized by all necessary corporate action, (ii) does not and will not contravene its certificate of incorporation or by-laws, any other applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties or result in a default under any agreement or instrument to which such Loan Party is a party or by which such Loan Party or its properties may be subject, (iii) does not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document or as contemplated by the Confirmation Order) upon or with respect to any of its properties, and (iv) does not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

     6.03. GOVERNMENTAL APPROVALS. Except for Bankruptcy Court approval, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by each of the Loan Parties of the Loan Documents to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereto, except for the filings and recordings in respect of the Liens created pursuant to the Security Documents.

     6.04. ENFORCEABILITY OF LOAN DOCUMENTS. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     6.05. SUBSIDIARIES AND AFFILIATES. Schedule 6.05 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary and each Affiliate of the Parent in existence on the Closing Date and of all membership interests, partnership interests or joint venture interests owned directly or indirectly by the Parent. All shares of such stock and all other equity interests owned by the Parent or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens, except for the Liens in favor of the Agent that secure payment of the Obligations and the Liens of the Trustee. There are no options, warrants or other rights to acquire shares of capital stock of any Subsidiary of the Borrower. Each of the Parent, Borrower and each other Loan Party may not form a Subsidiary without the consent of the Agent, which consent shall not be unreasonably withheld.


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     6.06. LITIGATION.  Except as set forth on Schedule 6.06 hereto, there is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding requesting damages in an amount in excess of $100,000 affecting the Borrower, any Subsidiaries or any other Loan Party before any court or other Governmental Authority or any arbitrator in existence on the Closing Date. There is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower, any of its Subsidiaries or any other Loan Party before any court or other Governmental Authority or any arbitrator which may have a Material Adverse Effect.

     6.07. FINANCIAL CONDITION.

          (a) HISTORICAL STATEMENTS. The Borrower has heretofore furnished to the Lenders a balance sheet of the Parent and its Consolidated Subsidiaries for the fiscal years ended December 31, 1997 and December 31, 1998 and the related statements of operations and cash flows for the respective fiscal year then ended, as examined and reported on by Ernst & Young LLP, independent certified public accountants, and a balance sheet and related statements of operations and cash flows of the Parent and its Consolidated Subsidiaries for and as of the end of the nine month period ended September 30, 1999, as certified by a Designated Financial Officer of the Parent. Such financial statements (including the notes thereto) present fairly, in all material respects, the financial condition of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and such nine month period and the results of its operations and the cash flows for the fiscal year and such nine month period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year except as disclosed therein. Except as disclosed in the schedules hereto, the Parent and its Consolidated Subsidiaries do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavored commitments.

          (b) The Borrower has heretofore furnished to the Lenders cash flow projections of the Parent and its Consolidated Subsidiaries for the period ending December 31, 1999 and such projections have been prepared in accordance with the standard set forth in the second sentence of Section 6.17 hereof.

     6.08. COMPLIANCE WITH LAW, ETC. None of the Loan Parties is in violation of its certificate of incorporation, its by-laws, any law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it) or any term of any material agreement or instrument binding on or otherwise affecting it or any of its properties, except, in the case of violations of law, where all such violations taken together will not have a Material Adverse Effect.

     6.09. ERISA. (i) Except as disclosed on Schedule 6.09 hereto, each Plan is in substantial compliance with the applicable provisions of ERISA and the Code,
(ii) no Termination Event has occurred or is reasonably expected to occur with respect to any Benefit Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct in all material respects and fairly presents the funding status of such Benefit Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no


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Benefit  Plan had an  accumulated  or waived  funding  deficiency  or  permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Benefit Plan within the meaning of Section 412 of the Code. Except as disclosed on Schedule 6.09 hereto, neither the Borrower nor any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan (which is unpaid as of the date hereof), and the Borrower is not aware of any facts indicating that the Borrower or any of its ERISA Affiliates may in the future incur any such withdrawal liability.
Except as required by Section 4980B of the Code or as disclosed on Schedule 6.09, the Borrower does not maintain a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. Neither the Borrower nor any of its ERISA Affiliates have incurred any liability under the Worker Adjustment and Retraining Notification Act (which is unpaid as of the date hereof). All Plans in existence on the Closing Date are set forth on Schedule 6.09 hereto.

     6.10. TAXES, ETC. All tax returns required to be filed by the Parent and its Subsidiaries have been properly prepared, executed and filed. Except for pre-petition taxes listed on Schedule 6.10, all taxes, assessments, fees and other governmental charges upon the Parent and its Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid, unless payment thereof is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves therefor are being maintained. The reserves and provisions for taxes, if any, on the books of the Borrower and the Parent are adequate for all open years and for its current fiscal period. Except as set forth on Schedule 6.10, the Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrower and its Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ending on or prior to January 28, 1995 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

     6.11. REGULATION T, U OR X. The Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     6.12. NATURE OF BUSINESS. The Borrower is not engaged in any business other than the manufacture, production, distribution, licensing and marketing of books and other media and entertainment products.

     6.13. ADVERSE AGREEMENTS, ETC. None of the Loan Parties is a party to any agreement or instrument, or subject to any charter or other corporate or partnership restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has a Material Adverse Effect, or, to the best knowledge of the Borrower, is reasonably likely to have a Material Adverse Effect.


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



     6.14. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of or "principal underwriter" of or for an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     6.15. PERMITS, ETC. Each Loan Party has all material permits, licenses, authorizations and approvals required for it lawfully to own and operate its business except where the failure to have such permits, licenses, authorizations and approvals would not have a Material Adverse Effect.

     6.16. PRIORITY, TITLE. Each Loan Party granting Collateral is the holder of all right, title and interest in and to such Collateral with full right to pledge, sell, consign, transfer and create Liens therein. No Person has any right of first refusal, option or other preferential right to purchase any Collateral. The Borrower will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens; and the Borrower will not grant, create or permit to exist any Lien upon the Collateral, or any proceeds thereof, in favor of any other Person other than Permitted Liens. Each Loan Party has good and marketable title to all of its properties and assets, free and clear of all Liens except Permitted Liens and the Liens granted by the Security Documents.

     6.17. FULL DISCLOSURE. The representations or warranties made by the Borrower under this Agreement and the other Loan Documents, taken as a whole, are not false or misleading in any material respect and the Loan Documents, the schedules and exhibits thereto and the certificates, reports, statements and other documents or information furnished to the Agent or the Lenders in connection herewith or therewith or with the consummation of the transactions contemplated hereby and thereby, taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrower furnishes any projections of the financial position and results of operations of the Borrower for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrower, and have been or will be based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then available to the Borrower.

     6.18. OPERATING LEASE OBLIGATIONS. On the Closing Date, (i) the Loan Parties do not have any obligations as lessee for the payment of rent for any
(A) Lease other than the Operating Lease Obligations respecting real property and (B) other Operating Lease Obligations with aggregate annual rental payments of greater than $500,000, all as set forth in Schedule 6.18 hereto and the Capital Lease Obligations set forth in Schedule 6.29 hereto and (ii) the Loan Parties do not have any personal property leases providing for total rent payments in 2000 in excess of $1,250,000 in the aggregate.



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



     6.19.  ENVIRONMENTAL MATTERS.  Except as disclosed in Schedule 6.19 hereto,
(i) none of the operations of any Loan Party is the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release of Hazardous Materials; (ii) the operations of the Loan Parties are in material compliance with all Environmental Laws; (iii) there has been no Release at any of the properties owned or operated by any Loan Party or any predecessor in interest or title, or, to the knowledge of any Loan Party, at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest or title which is reasonably likely to result in Environmental Liabilities and Costs of $150,000 or more; (iv) no Environmental Actions have been asserted against any Loan Party or any predecessor in interest or title nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $150,000 or more; (v) the Loan Parties have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for the Borrower's or such Loan Parties' operations, and all such permits, approvals, authorizations and licenses are in effect and the Loan Parties are in material compliance with all terms and conditions of such permits, approvals, authorizations and licenses; (vi) to the knowledge of the Borrower and its Subsidiaries, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $150,000 or more.

     6.20. SCHEDULES. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

     6.21. INSURANCE. The Parent and its Subsidiaries keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workers compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or by the Loan Documents. Schedule 6.21 hereto sets forth a list of all insurance maintained by the Parent and its Subsidiaries on the Closing Date.

     6.22. CHIEF EXECUTIVE OFFICES. The headquarters and chief executive offices of each Loan Party are located at 888 Seventh Avenue, New York, New York 10106.

     6.23. SECURITY DOCUMENTS. The Security Documents create and grant to the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority Lien on the Collateral subject to no other Liens except for Permitted Liens.

     6.24. FINANCIAL ACCOUNTING PRACTICES, ETC.

          (a) The Parent and its Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary
(A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Agent and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (b) The Borrower and its Subsidiaries maintain a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Inventory and the valuation thereof) is accurate in all material respects.

     6.25. NO MATERIAL ADVERSE CHANGE. Since September 30, 1998, there has not occurred any material adverse change or any event which could have a Material Adverse Effect with respect to any Loan Party (other than the filing of the Chapter 11 cases).

     6.26. REAL ESTATE; LEASES.

          (a) Schedule 6.26 hereto sets forth a complete and accurate description and list as of the Closing Date of the location, by state and street address, of all Real Estate owned by any Loan Party under the heading "Fee Properties" and all Real Estate leased by any Loan Party under the heading "Leased Properties", together with, in the case of Real Estate that is owned, a statement as to whether such Real Estate is the subject of a contract of sale (and, if so, a statement as to the status of such sale). A true, correct and complete legal description for each such owned property has been previously delivered to the Agent and a copy of each Lease has been previously delivered to the Agent.

          (b) With respect to Real Estate or interests in Real Estate, each Loan Party has (i) good and marketable fee title to all of its real property, if any, which is listed on Schedule 6.26 under the heading "Fee Properties" and will have good and marketable fee title to such other Real Estate title to which it may acquire after the Closing Date, and (ii) good and valid title to the leasehold estates in all of the Real Estate leased by it and which is listed in
Schedule 6.26 under the heading "Leased Properties" and will have good and valid title to leasehold estates in such other Real Estate to which it may lease after the Closing Date, in each case free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except Permitted Liens.

          (c) Schedule 6.26 hereto sets forth, with respect to each Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such


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



Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. Except for the landlord waivers required to be delivered pursuant to this Agreement, no consent or approval of any landlord or other third party in connection with the Leases is necessary for the Borrower or any other Loan Party to enter into and execute the Loan Documents, except as set forth on Schedule 6.26 hereto. No Loan Party nor, to the knowledge of the Borrower, any other party to any Lease is in default of its obligations thereunder and no Loan Party has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date and giving effect to the payments to be paid under the Plan of Reorganization, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease, except for defaults the consequence of which in the aggregate would have no Material Adverse Effect.

          (d) All permits required to have been issued to a Loan Party with respect to the Real Estate owned or leased by such Loan Party to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect, other than such permits which if not obtained, would not have a Material Adverse Effect, and all such Real Estate complies in all material respects with all applicable legal and insurance requirements.

          (e) No Loan Party has received any notice,  nor does the Borrower have
any  knowledge,  of  any  pending,   threatened  or  contemplated   condemnation
proceeding affecting any Real Estate owned or leased by any Loan Party.

          (f) No portion of any Real Estate owned or leased by any Loan Party has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty or which if not repaired or restored is not reasonably likely to result in a Material Adverse Effect.

          (g) The Second Mortgage, upon recordation thereof, shall create in the Agent's favor a valid, perfected and enforceable second priority Lien on the Premises described therein.

     6.27. LOCATION OF BANK ACCOUNTS. Schedule 6.27 hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts, maintained by the Borrower and its Subsidiaries together with a description thereof (I.E., the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

     6.28. NO EVENT OF DEFAULT. No event has occurred and is continuing, and no condition exists, which constitutes an Event of Default or Potential Default.

     6.29. CAPITALIZED LEASES. As of the Closing Date, Capitalized Lease Obligations of the Borrower and its respective Subsidiaries which are set forth on Schedule 6.29 hereto do not exceed $0 in the aggregate.



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



     6.30. TRADENAMES. Schedule 6.30 hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by the Borrower and its Subsidiaries, all prior names and all names which were predecessors-in-interest. All tradename authorizations material to the business have been duly filed in the necessary jurisdictions.

     6.31. LICENSES. After giving effect to the payments to be paid under the Plan of Reorganization, all royalty advances have been made in accordance with the applicable license and no arrearages exist in connection therewith.

     6.32. INVENTORY. There is no location at which the Borrower has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 1.01(A) hereto and (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory".
Schedule 1.01(A) hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory and any other personal property of the Borrower or any other Loan Party is stored. None of the receipts received by the Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

     6.33. INTELLECTUAL PROPERTY. The Borrower and its Subsidiaries and each of the other Loan Parties own, control or license or otherwise have the right to use all material licenses, permits, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, trade names, trade name rights, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses and, to the knowledge of the Borrower, such Subsidiary or such Loan Party, without infringement upon, conflict with or adverse action to the rights of any other Person with respect thereto. To the best knowledge of the Borrower and each other Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any other Loan Party infringes upon, conflicts with or is adverse to any rights owned by any other Person, and no claim, action or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse
Effect. To the knowledge of the Loan Parties, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

     6.33A COPYRIGHTS. The Borrower, its Subsidiaries and each of the other Loan Parties have registered all its respective copyrightable material with the United States Copyright Office.

     6.34. MATERIAL CONTRACTS. Set forth in Schedule 6.34 hereto is a complete and accurate list as of the Closing Date of all Material Contracts of the Borrower and its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Borrower or its Subsidiaries, as the case may be, and, to the Borrower's knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified in any material respect, and (iii) after giving effect to the payments to be paid under the Plan of Reorganization,


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



there exists no default under any Material Contract by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, any other party thereto which has not been cured or waived.

     6.35. LABOR RELATIONS; COLLECTIVE BARGAINING AGREEMENTS.

          (a) Set forth on Schedule 6.35 hereto is a list (including dates of termination) of all Collective Bargaining Agreements between or applicable to the Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower or any of its Subsidiaries.

          (b) Neither the Borrower nor any Subsidiary is engaged in any activity which, to their knowledge, constitutes an unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened against any of them, before the National Labor
Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower or any of its Subsidiaries, and (iii) to the best knowledge of the Borrower or any of its Subsidiaries, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) herein above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     6.36. ACCOUNTS. The chief executive office of the Borrower and the location of its books and records are set forth on Schedule 6.36 hereto. Each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Borrower in the ordinary course of its business; such Accounts are, and the Goods and Inventory sold to create such Accounts were, the exclusive property of the Borrower and such Accounts are not, and such Goods and Inventory were not, subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than Permitted Liens; the invoices evidencing such Accounts are in the name of the Borrower; the customers of the Borrower have accepted the goods or services, owe, and are obligated to pay, the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes, returns and other matters arising in the ordinary course of business. No amount payable to the Borrower under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

     6.37. REORGANIZATION MATTERS. Attached hereto as EXHIBIT H is (1) a certified copy of the Confirmation Order confirming the Plan of Reorganization and (2) the Order Approving Final Forms of Plan Documents (items (1) and (2), collectively, the "ORDERS"), and such Orders are in full force and effect and have not been reversed, stayed, modified or amended without the prior written consent of the Agent and the Lenders and such Orders have become Final Orders. Simultaneously


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with the making of the  initial  Loans and the  issuance of Letters of Credit on the Closing Date, the Effective Date shall have occurred and the Plan of Reorganization will be substantially consummated.


                                   ARTICLE 7.
                              AFFIRMATIVE COVENANTS

     So long as any principal of or interest on the Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Revolving Credit Commitment hereunder, the Borrower, unless the Majority Lenders shall otherwise consent in writing, will:

     7.01. REPORTING REQUIREMENTS. Furnish to the Agent and the Co-Agent:

          (a) FISCAL YEAR END STATEMENTS. As soon as practicable and in any event within ninety (90) days after the close of each fiscal year of the Borrower, a consolidated statement of operations and cash flows of the Borrower for such fiscal year and a balance sheet of the Borrower as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which consolidated statements and balance sheet shall be audited and accompanied by an opinion of independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent. Except with respect to fiscal years of 1998 and 1999, the opinion of such accountants (the "ACCOUNTANT'S OPINION") shall be without a "going concern" qualification or like qualification or exception or qualification arising out of the scope of the audit with respect to such statements and balance sheet being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of the Borrower as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP (except for changes in application in which such accountants concur). A copy of the Accountant's Opinion shall be delivered to the Agent and each Lender and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this Section 7.01(a) shall be accompanied by (1) a certificate or report dated the date of such statements and balance sheet by the accountants who certified or reported on such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable and (2) a certificate dated the date of the delivery of such statements and balance sheet by the Designated Financial Officer of the Borrower


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stating in substance  that he has reviewed this Agreement and that in making the examination necessary for this certification, he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such
certificate   shall  state  the  nature  and  period  of  existence  thereof  if determinable in form and substance satisfactory to the Agent.

          (b) QUARTERLY STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the close of each of the first three fiscal quarters of each of the Borrower's fiscal years, unaudited consolidated statements of operations and cash flows of the Borrower as of the close of such fiscal quarter and a balance sheet of the Borrower as of the close of such fiscal quarter, and notes to each, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding fiscal quarter for the preceding fiscal year, which statements and balance sheet shall be certified by a Designated Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position of the Borrower as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lenders, subject to year-end adjustments. Each set of statements and balance sheets delivered pursuant to this Section 7.01(b) shall be accompanied by a certificate of a Designated Financial Officer of the Borrower dated the date of delivery of such statements and balance sheet stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, in form and substance satisfactory to the Agent.

          (c) MONTHLY STATEMENTS. As soon as practicable and in any event within thirty (30) days after the end of each fiscal month of the Borrower (other than the last month of each of the first three fiscal quarters of the Borrower) unaudited statements of operations and cash flows for the Borrower for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited balance sheet of the Borrower as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year, and accompanied by (1) a certificate of a Designated Financial Officer of the Borrower (A) stating that such statements present fairly, in all material respects, the financial position of the Borrower as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, applied in a manner consistent with prior practice, and, subject to year-end adjustments, and (2) a certificate of the Designated Financial Officer of the Borrower stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

          (d) MONTHLY INVENTORY REPORT. As soon as practicable and in any event within five (5) Business Days after the end of each fiscal month (including the fiscal month in which this Agreement is executed), the Borrower shall furnish to the Lenders a monthly


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inventory report in form and substance reasonably  satisfactory to the Agent and certified by a Designated Financial Officer of the Borrower.

          (e) WEEKLY REPORTS. As soon as practicable and in any event within three (3) Business Days after the end of each week (including the week in which this Agreement is executed) unless a Monthly Report is to be furnished in such week, the Borrower shall furnish to the Lenders weekly sales reports, weekly accounts receivable reports including a rollforward of receivables, weekly inventory reports and a weekly Borrowing Base Certificate (collectively, "WEEKLY REPORTS"), each as of the Borrower's close of business on the Saturday of the preceding week and in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Borrower.

          (f) BUSINESS PLAN. The Business Plan for the fiscal years 2001 and 2002 shall be delivered to the Agent on or before December first of 2000 and 2001, respectively, and each such Business Plan shall be in form and substance satisfactory to the Agent, the CoAgent and the Lenders in all respects, in their sole discretion.

          (g) MONTHLY REPORTS. As soon as practicable and in any event within five (5) Business Days after the end of each month (including the month in which this Agreement is executed) the Borrower shall furnish to the Lenders weekly sales reports, weekly inventory reports, a Borrowing Base Certificate which contains a calculation of ineligibles with respect to Accounts and Inventory on a monthly basis, a monthly royalty report (which report shall include royalty advance payments by licensor, inventories associated with each license, and a certification by the Designated Financial Officer that (i) all royalty payments are current in accordance with the terms of the respective licenses and historical practices of the Borrower which reflect normal industry practice and
(ii) all royalty agreements are in full force and effect except for those that may have expired at the end of the term thereof) and a monthly computation and listing of the Required License Consents, the Other Required Licenses (including an updated Schedule 1.01 if necessary) and all other licensor consents obtained pursuant to Section 7.18 (all of the foregoing, collectively, "MONTHLY REPORTS"), each as of the Borrower's close of business on the last day of the preceding month and in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Borrower.

          (h) DEFAULT STATEMENT. As soon as possible, and in any event within three (3) days after the occurrence of a Potential Default or an Event of Default or a Material Adverse Effect, the written statement of the Designated Financial Officer of the Borrower, setting forth the details of the Potential Default or Event of Default, Material Adverse Effect and the action which the Borrower proposes to take with respect thereto.

          (i) SHAREHOLDER, CREDITOR AND ACCOUNTANT INFORMATION. Promptly upon their becoming available, a copy of (1) all reports, financial statements or other information delivered by the Borrower or the Parent to its shareholders or the Securities Exchange Commission, (2) all reports, proxy statements, financial statements and other information generally distributed by the Borrower to its creditors or the financial community in general,


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and (3) any  accountant's  management  letters  and any  audit or other  reports submitted to the Borrower by independent accountants in connection with any annual, interim or special audit of the Borrower.

          (j) ERISA EVENTS. (1) As soon as possible and in any event (A) within thirty (30) days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred, and (B) within twenty (20) days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or that the Borrower or any of its ERISA Affiliates has failed to make a required installment to a Benefit Plan within the meaning of Section 412(m) of the Code, a statement of the Designated Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto, (2) promptly and in any event within three (3) Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any of its ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (3) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Benefit Plan, (4) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA in excess of $10,000 or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, (5) promptly, and in any event within ten (10) days after the Borrower or any of its ERISA Affiliates is required to send a notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act), and (6) promptly and in any event within 30 days after the Borrower or any ERISA Affiliate takes action to establish a Benefit Plan or commence contributions to a Multiemployer Plan, a statement of the Designated Financial Officer of the Borrower describing such Benefit Plan or Multiemployer Plan.

          (k) ENVIRONMENTAL EVENTS. Promptly after, and in any event within five
(5) days after, an officer of the Borrower learns of any of the following, notice thereof:

               (A) the receipt by the Borrower or any of its Subsidiaries of notification that any real or personal property of the Borrower or such Subsidiary is subject to any Environmental Lien;

               (B) notice of violation of any Environmental Law which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $100,000 or more; or



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               (C) notice of the commencement of any Environmental Action by the
Borrower or any of its Subsidiaries of any Environmental Law, which if adversely determined, could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $100,000 or more.

          (l) ACTIONS; SUITS. Promptly after the commencement thereof but in any event not later than three (3) days after service of process with respect thereto on, or the obtaining of knowledge thereof by the Borrower or any of its Subsidiaries, notice of each action, suit or proceeding involving the Borrower or any of its Subsidiaries before any court or other Governmental Authority or other regulatory body or any arbitrator which could have a Material Adverse Effect.

          (m) INVESTIGATIONS. Promptly after submission to any Governmental Authority all documents and information furnished to such Governmental Authority in connection with any investigation of the Borrower or any of its Subsidiaries other than routine inquiries by such Governmental Authority.

          (n) MATERIAL CONTRACTS. As soon as available, and in any event within five (5) Business Days after (1) receipt or delivery thereof, copies of any material notices that the Borrower receives or delivers in connection with any Material Contract, (2) the Borrower enters into a Material Contract, a copy of such Material Contract, and (3) the Borrower executes any amendment or modification to a Material Contract, a copy of such amendment or modification.

          (o) AGING REPORT. Within five (5) Business Days after the end of each month, a receivables aging report.

          (p) INVENTORY APPRAISALS. Simultaneous with the delivery of the quarterly statements required under (b) hereinabove and within forty-five days after the end of each fiscal year, an appraisal of the Borrower's inventory as of the end of the immediately preceding fiscal quarter performed by an appraiser acceptable to the Agent and Co-Agent and using methodology acceptable to the Agent and Co-Agent.

          (q) ASSET APPRAISALS. If requested by the Agent each year hereafter, an appraisal of the Borrower's assets as of December 31 of the prior year performed by an appraiser acceptable to the Agent and using methodology acceptable to the Agent.

          (r) Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Parent, the Borrower or any of their respective Subsidiaries as the Agent or any Lender from time to time may reasonably request.

          (s) Promptly after filing, all pleadings, schedules, reports and other materials and documents filed or to be filed by the Borrower with the Bankruptcy Court in connection with the Chapter 11 Cases and any matter over which the Bankruptcy Court retained jurisdiction.


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          (t)  Promptly,  and in any  event  within  three  (3)  days,  after  a
Designated Borrowing Officer knows of any matters (whether or not arising in the ordinary course of business) materially affecting the value, enforceability or collectibility of any Account in excess of $500,000 and of all material customer
disputes,  offsets,  defenses,   counterclaims,   returns,  rejections  and  all
reclaimed or repossessed merchandise or goods, notice thereof.

          (u) Within one Business Day of any submission to the United States Patent and Trademark Office and the United States Copyright Office, copies of all trademark applications and applications for copyright registration for new intellectual property, including all necessary executed assignments and power of attorneys to perfect the Agent's Lien therein.

     7.02. COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including, without limitation, Environmental Laws and compliance in respect of their businesses, or use, maintenance or operation of real and personal properties owned or leased by them), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof, except, in the case of all such non-compliance (other than non-compliance in the payment of federal, state and local taxes which, if unpaid, could result in a Lien on any Collateral or any other non-compliance that may result in a Lien on Collateral), where all such instances of non-compliance taken together will not have a Material Adverse Effect.

     7.03. PRESERVATION OF EXISTENCE, ETC. Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where all instances of such failure to qualify or remain in good standing or such failure to maintain rights and privileges taken together will not have a Material Adverse Effect.

     7.04. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied.

     7.05. INSPECTION RIGHTS. Permit, and cause each of its Subsidiaries to permit, the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate (i) to examine and inspect the books and records of the Borrower and take copies and extracts therefrom (except for employee-related documents to the extent prohibited by applicable law) at reasonable times and during normal business hours, (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets of the Borrower from time to time, and (iii) to enter upon the Borrower's premises or any other properties on or in which any of the


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Borrower's Collateral,  including,  but not limited to Inventory for the purpose of conducting appraisals and/or valuations, PROVIDED that, in the absence of a continuing Event of Default, all such action described in clauses (i) through
(iii) above shall be conducted at reasonable times, during normal business hours and upon reasonable prior notice to Borrower.

     7.06. MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each Loan Party and each of its Subsidiaries to maintain and preserve, all of their properties (including all real estate leased or owned by them and all equipment) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, making any and all repairs and replacements when and where necessary, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

     7.07. MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance (including, without limitation, comprehensive general liability, hazard and business interruption insurance) with respect to their properties (including all Real Estate leased or owned by them) and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable and additional insured endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Borrower's request, or if the Borrower fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the sole right, in the name of the Agent and the Borrower, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     7.08. ENVIRONMENTAL. Comply, and cause each of its Subsidiaries to comply in all material respects, with the requirements of all Environmental Laws and provide to the Agent all material documents relating to such compliance that the Agent may reasonably request; not cause or permit the Collateral or any property or facility owned, operated or occupied by the Borrower or its Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials except in material compliance with applicable Environmental Laws or a permit issued under any applicable Environmental Law;


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and promptly notify the Agent of any Release of Hazardous Materials in excess of any reportable quantity and take any Remedial Actions required to abate such Release; PROVIDED, HOWEVER, that Borrower and its Subsidiaries may use all lawful means to challenge or contest any requirement of a governmental regulatory authority relating to said Remedial Actions. On behalf of the Borrower and its Subsidiaries, the Borrower hereby agrees to defend (with counsel satisfactory to the Agent), indemnify, and hold harmless the Agent, the Lenders, their employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability),
settlements,   damages,  costs,  or  expenses  (including,  without  limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) and Environmental Liabilities and Costs (collectively, "ENVIRONMENTAL LOSSES") arising out of (i) any Release, or threatened Release on any property presently or formerly owned or occupied by the Borrower or its Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by the Borrower or its Subsidiaries; (ii) any violation of Environmental Laws; (iii) any Environmental Actions; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, stored, generated, transported or deposited by the Borrower or its Subsidiaries (or any predecessor in interest or title); and/or (v) the breach of any representation or warranty made by the Borrower in
Section 6.19 hereof or the breach of any covenant made by any of the Borrower in this Section 7.08. This environmental indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents; PROVIDED, HOWEVER, that this indemnity shall not apply to any Environmental Losses (a) arising from any negligent or wilful misconduct of the Agent, the Lenders or any of their employees, agents, officers and directors or (b) arising from any actions, omissions, events or conditions occurring after the terminations of the Loans, the foreclosure of any mortgages or the issuance of a deed in lieu of foreclosure.

     7.09. FURTHER ASSURANCES. (a) Do, execute, acknowledge and deliver, and cause its Subsidiaries, whether now existing or hereafter created, to do, execute, acknowledge and deliver, at the sole cost and expense of the Borrower all such further acts, security agreements, Guaranties, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances (including reports, reviews and appraisals) as the Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Related Document,
(b) to subject to valid and perfected first priority Liens all of the Collateral (subject to Permitted Liens), (c) to perfect and maintain the validity, effectiveness and priority of any of the Related Documents and the Liens intended to be created thereby, (d) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which the Borrower or any Subsidiary may be or may hereafter become bound to convey, mortgage or assign to the Agent, the Lenders and the Letter of Credit Issuer, and (e) to comply fully, or to cause full compliance, with applicable law in respect of the Real Estate and all transactions related to the Real Estate, and will at all times provide the Agent with reasonable satisfactory evidence of such compliance and notify the Agent of the information reported in connection with such compliance.



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          (b) Without  limiting  the  generality  of clause (a) of this  Section
7.09, if a Lien is granted to the Trustee on any asset or any Lien of the Trustee is perfected, then Borrower will cause the applicable Loan Party to grant a Lien (or as appropriate, perfect the Lien) on such asset in favor of the Agent. In addition, if a Loan Party obtains for the Trustee a consent to the grant of a Lien to the Trustee or to the sale of inventory by the Trustee or other right or benefit of any kind in connection with a license agreement or other contract, then the Borrower shall cause the applicable Loan Party to obtain for the Agent a corresponding consent or other right or benefit.

     7.10. BORROWING BASE. Maintain all Revolving Loans and Letters of Credit in compliance with the then current Borrowing Base.

     7.11. CHANGE IN COLLATERAL; COLLATERAL RECORDS. Give the Agent not less than thirty (30) days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its Liens thereon. Except with respect to Collateral which is sold in the ordinary course of business, the Borrower shall also advise the Agent promptly of any other change in the location of any Collateral. The Borrower shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type quantity or quality of the Collateral or the security interests granted therein. The Borrower agrees to execute and deliver to the Agent for the benefit of the Agent from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Borrower's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interest in the Collateral.

     7.12. FINANCIAL ACCOUNTING PRACTICES, ETC.

          (a) Make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (b) Maintain a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Inventory as provided herein and the valuation thereof) is accurate in all material respects.



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     7.13. LOCK BOX ACCOUNTS AND BLOCKED ACCOUNTS.

          (a) On or prior to the Closing Date, establish lock box bank accounts (the "LOCK BOX ACCOUNTS") in accordance with lock box agreements and arrangements which shall be satisfactory to the Agent hereunder in the name of the Agent with a bank or banks mutually satisfactory to the Borrower and the Agent (the "LOCK BOX BANKS") to be designated as the Lock Box Accounts. The Lock Box Accounts on the Closing Date are identified on Schedule 7.13 hereto. The only bank accounts of the Borrower which are permitted at any time not to be lock box accounts are separately designated on Schedule 7.13, including any blocked accounts. The Borrower shall instruct its customers to remit payment of all Accounts (other than Accounts of the Entertainment Group) on which such customers are debtors directly to the appropriate Lock Box Accounts, and the
Borrower shall promptly deposit in the Lock Box Accounts all amounts nevertheless or otherwise remitted to the Borrower on the Accounts (other than Accounts of the Entertainment Group) and all other amounts received by the Borrower in respect of any Collateral (except for Collateral constituting proceeds of out-of-the-ordinary course of business sales of SN First Priority Collateral (as such term is defined in the Intercreditor Agreement) as to which the proceeds have been segregated for the benefit of the holders of Senior Notes pursuant to Section 4.18 of the Indenture), whether from a disposition of assets or otherwise, on or after the Closing Date; PROVIDED, HOWEVER, that monies generated from operations in the United Kingdom may be used to fund such operations in the ordinary course with any excess funds to be remitted to the Lock Box Accounts. Only monies due and owing to the Borrower, and not monies which are the property of any other entity (except for employee-related amounts, amounts payable for sales taxes and the like), shall be in any bank account of the Borrower. The Borrower shall promptly deposit in the Swing Account all amounts remitted to the Borrower on the Accounts of the Entertainment Group on or after the Closing Date. The Borrower shall ensure that all amounts remitted to Video shall be deposited in the Swing Account, and send notice to Sony Music Entertainment, Inc. that all payments to be made by Sony Music Entertainment, Inc. to Video shall be made by wire transfer direct to the Swing Account.

          (b) The Agent shall credit (based on one (1) collection Business Day) all amounts deposited in the Lock Box Accounts pursuant to this Section 7.13 which are "good funds" in New York City to the repayment of Revolving Loans and to the repayment of other outstanding Obligations due and payable from time to time. The Lock Box Accounts and any blocked accounts are, and shall remain, under the sole dominion and control of the Agent (except for any blocked account containing solely proceeds of out-of-the-ordinary course of business sales of SN First Priority Collateral (as such term is defined in the Intercreditor Agreement) as to which the proceeds have been segregated for the benefit of the holders of Senior Notes pursuant to Section 4.18 of the Indenture); PROVIDED, HOWEVER, that the Swing Account shall be subject to the sole dominion and control of the Trustee upon delivery of a duly executed, effective Swing Notice to the Agent and the Swing Bank. Subject to subsection (a) above, the Borrower acknowledges and agrees that (A) the Borrower has no right of withdrawal from any Lock Box Account and (B) the funds on deposit in any Lock Box Account shall continue to be Collateral for all of the Obligations.

     7.14. ADDITIONAL SUBSIDIARIES. If a Person shall become a Subsidiary of the Borrower after the Closing Date, notify the Agent promptly after such Person becomes a Subsidiary of the Borrower and promptly, and in any event within ten
(10) Business Days of such Person


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



becoming a Subsidiary, cause such Subsidiary to execute and deliver a Guaranty, Security Agreements, Pledge Agreements and all other documents required in connection therewith as needed to perfect a Lien on all of its assets, all in form and substance satisfactory to the Agent, in respect of the Obligations and to deliver proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Agent may reasonably request.

     7.15. ERISA. Upon the Agent's request, deliver to the Agent a copy of each Plan and for each such Plan (a) that is a "single employer plan" (as defined in Section 4001(a)(15) of ERISA), the most recently completed actuarial valuation prepared therefore by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (b) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (a) either in the possession of the Borrower or reasonably available thereto from the sponsor or trustees of such Plan.

     7.16. RIGHT TO SELL INVENTORY. Cause the Agent to at all times have the right (when it has such right under the Loan Documents) to sell Inventory using intellectual property licensed by the Borrower pursuant to (a) the Disney
Consent and the Mattel Consent, (b) within 120 days after the Closing Date the Pokemon Consent, and (c) within 120 days after the Closing Date, written consents providing such right to the Agent from the licensors (in form and substance satisfactory to the Agent and the Co-Agent in their sole discretion) of intellectual property which, together with and inclusive of owned intellectual property and property covered by the Disney Consent, the Mattel Consent and the Pokemon Consent, in the aggregate generate at least 70% of the Borrower's projected net sales as set forth on the financial projections for fiscal year ending December 31, 2000 which were delivered on December 2, 1999 ((a), (b) and (c), collectively, the "REQUIRED LICENSE CONSENTS").

     7.17. INTELLECTUAL PROPERTY. Take the following steps with regard to its intellectual property:

          (a) Notify the Agent of any intellectual property developed or otherwise acquired by the Borrower, the Parent or any Subsidiary within (i) five
(5) Business Days for copyrights and (ii) thirty (30) Business Days for trademarks of the acquisition of same, and deliver at the same time to the Agent appropriate documentation to perfect in favor of the Agent liens on such intellectual property.

          (b) Register all copyrightable material with the United States Copyright Office immediately upon acquisition thereof or its creation/development and concurrently record an assignment thereof to the Agent for the benefit of the Lenders.

          (c) Register its ownership interest in all after-acquired copyrights immediately upon acquisition thereof and concurrently record an assignment thereof to the Agent for the benefit of the Lenders.



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

          (d)Register with the United States Copyright Office all after-acquired licensing agreements where the license grants the Borrower the right to use certain copyrights and concurrently record an assignment thereof to the Agent for the benefit of the Lenders.

          (e) Maintain the registration of its internet domain name with an accredited register of the Internet Corporation for Assigned Names and Numbers and to the extent possible record an assignment thereof to the Agent for the benefit of the Lenders.

          (f) Ensure that each copyright and trademark registration is renewed and that all necessary actions are taken to preserve its copyright and trademark registrations, including, without limitation, affidavits of use and applications for renewal except, where it determines that any such registration has negligible economic value and it has no legal right to renew or maintain such registration.

     7.18. LICENSOR CONSENTS. Ensure that each new licensing agreement it enters into following the Closing Date that has either PRO FORMA annualized sales in excess of $500,000 or actual annual sales in excess of $500,000 permits the Agent and the Lenders (notwithstanding whether any license agreement is in default or has been terminated) to take possession of, transfer or sell, or cause the Borrower to transfer or sell, any inventory in which the Agent and the Lenders have been granted security interests without any restriction whatsoever which might be otherwise applicable to and contained in any licensing agreements subject only to the obligation to pay earned royalties for inventory actually sold or disposed of hereunder at the applicable percentage of sales royalty rate as may be contained in the applicable license agreements, if any or contains a consent for the Agent to sell inventory which is reasonably acceptable to the Agent; PROVIDED, HOWEVER, that no royalties shall be payable in connection with any such possession, transfer or sale which are based on, or constitute, a minimum, past due or guaranteed royalty rate or otherwise compute the applicable earned royalty rate using criteria other than a percentage of sales for the actual inventory sold as aforesaid.


                                   ARTICLE 8.
                               NEGATIVE COVENANTS

     So long as any principal of or interest on the Loans or the Reimbursement Obligations or any Obligations (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will not, without the prior written consent of the Agent and the Majority Lenders:

     8.01. LIENS, ETC. Create or suffer to exist, or permit any of its Subsidiaries or any other Loan Party to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following Liens ("PERMITTED LIENS"):

          (a) Liens created pursuant to the Loan Documents;



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



          (b) Liens existing on the date hereof, as set forth in Schedule 8.01 hereto;

          (c) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section 7.02 hereof;

          (d) Liens created by operation of law other than Environmental Liens, such as liens of materialmen, mechanics, carriers, warehousemen, suppliers, and other similar liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or which are being contested in good faith by appropriate proceedings;

          (e) deposits, pledges or Liens (other than Liens arising under ERISA) securing (1) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (3) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

          (f) restrictions on the use of Real Estate and minor irregularities in the title thereto which (1) do not secure obligations for the payment of money, other than those created pursuant to the Loan Documents or are permitted under clauses (b) and (j) of this Section 8.01 or (2) do not materially impair the value of such Real Estate or its use by the Borrower or any of its Subsidiaries in the normal conduct of such Person's business;

          (g) purchase money Liens on or purchase money security interests in equipment or Real Estate acquired or held in the ordinary course of its business securing Indebtedness, PROVIDED that the Indebtedness secured by such Liens or security interests shall not exceed the aggregate principal amount of $100,000 per annum;

          (h) Liens securing  Capitalized  Leases to the extent  permitted under
Section 8.13;

          (i) Liens created pursuant to a certain Escrow Agreement dated as of November 30, 1999 among the Borrower, Parent, Artech Capital Corporation, and Bankers Trust Company as escrow agent under an Asset Purchase Agreement dated as of Novem ber 10, 1999 among the Borrower, Parent and Artech Capital Corporation;

          (j) Liens on Real Estate of the Borrower which secure Indebtedness incurred by the Borrower;

          (k) [Intentionally left blank];

          (l) Liens upon any property or assets of any Subsidiary of the Borrower existing at the time such Subsidiary is acquired by, merged into or consolidated with the


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Borrower in  accordance  with the terms of this  Agreement,  PROVIDED  that such
Liens were not created in contemplation of any such acquisition, merger or consolidation;

          (m) pre-existing Liens upon any property or assets existing at the time such property or assets are acquired by the Borrower, PROVIDED that such Liens were not created in contemplation of such acquisition;

          (n) Liens created pursuant to the Senior Notes  Collateral  Agreement;
and

          (o) renewals and  replacements  of the Liens described in clauses (b),
(g), (f), (l), (m) and (n) of this Section 8.01, PROVIDED that any such renewal or replacement Lien shall be limited to the property or assets covered by the Lien renewed or replaced and the Indebtedness secured by any such renewal or replacement Lien shall be in an amount not greater than the amount of Indebtedness secured by the Lien renewed or replaced.

     8.02. INDEBTEDNESS. After giving effect to the consummation of the Plan of Reorganization, create, incur or suffer to exist, or permit any of its Subsidiaries or any Subsidiary of Parent to create, incur or suffer to exist, any Indebtedness, other than:

          (a) Indebtedness created hereunder or under the Notes or any Letter of Credit;

          (b) Indebtedness existing on the date hereof, as set forth in Schedule
8.02 hereto (such schedule shall not include indebtedness under the Existing Credit Facilities), and any extension of maturity, refinancing or other modification of the terms thereof, PROVIDED, HOWEVER, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to the Borrower and its Subsidiaries than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

          (c) Indebtedness in connection with Capitalized Leases;

          (d) Indebtedness under surety, performance or appeal bonds incurred in the ordinary course of business;

          (e) To the extent the same constitutes Indebtedness, Indebtedness secured by Liens or security interests permitted by Section 8.01 hereof; and

          (f) To the extent same shall constitute Indebtedness, Collective Bargaining Agreements or extensions or renewals of same.



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     8.03. GUARANTEES,  ETC. Become liable, or permit any of its Subsidiaries or any Subsidiary of Parent to become liable, under any Guarantee in connection with any Indebtedness of any other Person, other than:

          (a) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

          (b) guaranties  existing on the date hereof,  as set forth in Schedule
8.03 hereto, but not any renewal or other modification thereof.

     8.04. MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.

          (a) Merge or consolidate with any Person, or permit any of its Subsidiaries or any Subsidiary of Parent to merge or consolidate with any Person (except that any Subsidiary of the Borrower may be merged with or into Borrower or any wholly-owned Subsidiary of Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any wholly-owned Subsidiary of Borrower); and

          (b) Sell, assign, lease or otherwise transfer or dispose of, or permit any of its Subsidiaries or any Subsidiary of Parent to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of their properties, rights or other assets whether now owned or hereafter acquired to any Person other than sales of Inventory in the ordinary course of business, PROVIDED that:

               (i) the Borrower and its Subsidiaries may dispose of, to the extent the same is not Collateral, obsolete or worn-out property and property not used or deemed useful by the Borrower in the ordinary course of business; and

               (ii) so long as the sale price is reasonably acceptable to the Agent, the Borrower may sell: two real estate parcels in Wisconsin located at
(x) 5945 Erie Street, Racine, Wisconsin, and (y) 1230 West Sixth Street, Racine, Wisconsin. In the event of a sale of assets by the Borrower which satisfies the requirements of this Section 8.04(b)(ii), the assets subject thereto shall be released from the liens and security interests granted to the Agent under the Loan Documents, whereupon the Agent, upon request of the Borrower, shall promptly execute and deliver to the Borrower such proper releases of lien (including, without limitation, UCC-3 termination statements, releases of liens and security interests with respect to intellectual property, and releases and satisfactions of mortgages) as are necessary and appropriate to evidence such release, and any such instrument, when duly executed by the Agent, shall conclusively evidence the release of such liens and security interests.

     8.05. CHANGE IN NATURE OF BUSINESS. Make, or permit its Subsidiaries or any Subsidiary of Parent to make, any change in the nature of its business as carried on at the date hereof except for changes that will not fundamentally and substantively alter the character of its business from that conducted by the Borrower on the Closing Date.


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



     8.06. LOANS, ADVANCES AND INVESTMENTS, ETC. Make, or permit any of its Subsidiaries or any Subsidiary of Parent to make, any loan or advance (the term "advance" not to refer to a royalty payment or a payment to a packager of creative products) to any Person or purchase or otherwise acquire, or permit any of its Subsidiaries or any Subsidiary of Parent to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than:

          (a) Permitted Investments;

          (b) receivables owing to the Borrower or any of its Subsidiaries or any Subsidiary of Parent if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of the Borrower or its applicable Subsidiary or the applicable Subsidiary of Parent as the case may be;

          (c)  investments  existing on the date hereof as set forth in Schedule
8.06 hereto; and

          (d) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases, supply arrangements and contracts and not to exceed $750,000 in the aggregate and to employees for travel expenses not in excess of $200,000 per annum.

     8.07. DIVIDENDS, DISTRIBUTIONS, PREPAYMENTS, ETC. Declare or pay any dividends or distributions; pay any management fees; purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding; return any capital to stockholders or make any other payment or distribution of assets to its stockholders; or permit Parent or any of Parent's Subsidiaries to do any of the foregoing other than the declaration and payment of dividends by a Subsidiary to the Borrower; or permit any of its Subsidiaries or any Subsidiary of Parent to purchase or otherwise acquire for value any stock of Parent, the Borrower or any other Subsidiary of Parent; or make or permit Parent or any of Parent's Subsidiaries to make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any other Indebtedness of the Borrower, Parent or any Subsidiary of Parent before its scheduled due date; or make any payment or prepayment of principal of, premium, if any, or interest on the Senior Notes (other than paymentin-kind interest or cash interest permitted under Section 9.01(p)) or any other Indebtedness prior to the indefeasible payment in full of all Obligations and the termination of the Revolving Credit Commitments.

     8.08. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

     8.09. TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 8.09 hereto, enter into or be a party to, or permit Parent or any of Parent's Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrower except as otherwise provided herein or in the ordinary course of business in a manner and to an extent consistent with past practice and necessary


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



or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Borrower, Parent or the applicable Subsidiary as are available from unaffiliated third parties.

     8.10.  ENVIRONMENTAL.   Permit  the  use,  handling,  generation,  storage,
treatment, Release or disposal of any Hazardous Material at property owned or leased by the Borrower, Parent or any of Parent's Subsidiaries except in material compliance with Environmental Laws.

     8.11. ERISA.

          (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor and that would have a Material Adverse Effect;

          (b) permit, or permit any ERISA Affiliate to permit, any enforceable Lien from arising under Section 412(n) of the Code;

          (c) amend or permit any ERISA Affiliate to amend any Benefit Plan in a manner that would require security under Section 307 of ERISA; or

          (d) request or permit any ERISA Affiliate to request a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Benefit Plan.

     8.12.   PLAN  OF   REORGANIZATION.   (a)  Cause  or  permit   the  Plan  of
Reorganization to be amended or modified or (b) waive any of the conditions contained therein without the prior written consent of the Agent.

     8.13. CAPITAL EXPENDITURES. Make, or permit Parent or any of Parent's Subsidiaries to make, any Capital Expenditures in excess of $2,500,000 in the aggregate for Parent and its Subsidiaries during any fiscal quarter and in excess of $5,000,000 in the aggregate for any fiscal year.

     8.14. MINIMUM EBITDA. Permit EBITDA, on a cumulative basis for each such fiscal year from the beginning of such fiscal year, when measured as of the end of each month in the following time periods to be less than the following amounts for the respective amount of Availability at the end of each such month:



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                                     Availability               Availability
                                     <10,000,000                >=10,000,000
   PERIOD IN FYE 2000                    AMOUNT                     AMOUNT

  First fiscal quarter               ($ 7,509,000)              ($ 8,509,000)
  Second fiscal quarter              ($10,000,000)              ($11,000,000)

  Third fiscal quarter               ($ 7,500,000)              ($ 8,500,000)
  Fourth fiscal quarter               $ 1,000,000                  $         0

Thereafter at the end of each fiscal quarter in the fiscal year 2001 and subsequent fiscal years, such other required amounts as set by the Agent and the Co-Agent, in their sole discretion, after review of the Business Plan for such fiscal year; PROVIDED, that if such Business Plan is not delivered as required, the covenants from the prior fiscal year shall be the requirements for such fiscal year until replaced by the Agent and the Co-Agent; and PROVIDED, FURTHER, that the foregoing shall not constitute a waiver of default of non-delivery under Section 7.01(f).


                                   ARTICLE 9.
                                    DEFAULTS

     9.01. EVENTS OF DEFAULT. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

          (a) The Borrower shall fail to make any payment of principal under this Agreement on any Loan or any Reimbursement Obligation when due or the Borrower shall fail to pay when due any other amount payable under this Agreement or any other Related Document (including but not limited to the making of deposits in the Lock Box Accounts or the Letter of Credit Cash Collateral Account) including any interest or fee due hereunder or under any other Related Document; or

          (b) Any representation or warranty made by the Borrower or any other Loan Party under this Agreement or any other Related Document or any statement made by the Borrower or any other Loan Party in any financial statement, certificate report or document furnished to the Agent or the Lenders pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

          (c) The Borrower shall default in the performance or observance of any covenant or condition contained in (i) Section 7.01, 7.02, 7.03, 7.05, 7.09, 7.10, 7.11, 7.13, or 7.17 or Article 8 hereof or Section 5 of the Security Agreement, (ii) Section 7.07 if such default shall have continued unremedied for a period of five (5) Business Days, or (iii)


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Section 5.03(a), 5.03(b), 5.03(c), 7.16 or 7.18 and pursuant to Section 4.06 the
Agent is unable to implement additional reserves against the Borrowing Base as deemed appropriate by the Agent and the Co-Agent in their sole discretion acting in good faith or, after implementation, such reserves are unable to be maintained for any period of five (5) Business Days; or

          (d) The Borrower or any other Loan Party shall default in the performance or observance of any other covenant (exclusive of defaults pursuant to (a), (b) and (c) hereinabove), agreement or duty under this Agreement or any other Related Document (in each case, to the extent not otherwise set forth in this Section 9.01) and such default shall have continued unremedied for a period of ten (10) days; or

          (e) The Borrower or any other Loan Party shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $500,000; or

          (f) The Borrower or any other Loan Party shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Notes) in excess of $100,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration to the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (g) The Borrower or any other Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any other Loan Party or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g); or



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          (h) Any  proceeding  shall be  instituted  against the Borrower or any other Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any other Loan Party or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

          (i) Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or any other Loan Party, or a proceeding shall be commenced by the Borrower or any other Loan Party, or by any Governmental Authority or other regulatory body having jurisdiction over the Borrower or any other Loan Party, seeking to establish the invalidity or unenforceability thereof, or the Borrower or any other Loan Party shall deny in writing that the Borrower or such other Loan Party has any liability or obligation purported to be created under any Loan Document; or

          (j) The Security Agreements or any other Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral purported to be covered thereby; or

          (k) One or more judgments or orders (other than a judgment described in subsections (g) or (h) of this Section 9.01) for the payment of money exceeding any applicable insurance or bond coverage by more than $100,000 in the aggregate shall be rendered against the Borrower or any other Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of five (5) consecutive days during which a stay of enforcement of any such judgment or order by reason of a pending appeal or otherwise shall not be in effect unless such judgment or order has been discharged prior to the expiration of such period; or

          (l) Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor, or any Person acting for or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default it its due performance of any term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guaranty; or

          (m) The Borrower or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan and as a result of such complete or partial withdrawal the Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $250,000 or a Multiemployer Plan enters reorganization status


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



under Section 4241 of ERISA,  and, as a result  thereof,  the Borrower's or such
ERISA  Affiliate's  annual   contribution   requirement  with  respect  to  such
Multiemployer Plan increases in an annual amount exceeding $250,000; or

          (n) Any Termination Event with respect to any Benefit Plan shall have occurred, and, thirty (30) days after notice thereof shall have been given to the Borrower by Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $250,000 (or in the case of a Termination Event involving liability under Section 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA, the liability is in excess of such amount); or

          (o) There shall be a Change of Control; or

          (p) There shall be any payment of interest on the Senior Notes other than payment-in-kind; PROVIDED that if the Borrower has maintained Availability of not less than $22,500,000 (after taking into account the amount of the proposed interest payment and, as determined in the sole discretion of the Agent and Co-Agent, any adjustments needed to bring all of the Borrower's payables current) for 15 consecutive Business Days prior to the payment date for such semi-annual interest payment, then the Borrower shall be permitted to make a cash payment for interest due and payable for such semi-annual period; or

          (q) The Borrower shall incur Indebtedness at any time under this Agreement which in the aggregate is in excess of the amount set forth in the Indenture as permitted to be outstanding hereunder; or

          (r) There shall be a termination (other than upon the natural expiration of the term thereof) of any Required License Agreement, any material Required Sublicense, any Required License Consent or any material Borrower Licensor Agreement; or

          (s) The Confirmation Order shall have been modified in any material respect without the prior written consent of the Agent and the Lenders or a determination shall have been made regarding the Confirmation Order that is adverse in any material respect to the Agent and the Lenders.

     9.02. CONSEQUENCES OF AN EVENT OF DEFAULT. If an Event of Default shall occur and be continuing or shall exist the Agent may, and upon the direction of the Majority Lenders, shall by notice to the Borrower,

          (a) declare the Revolving Credit Commitment of each Lender and the Current Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and the Current Commitment will terminate immediately without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or



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          (b) declare the unpaid principal amount of the Notes, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement, any fees due hereunder and all other amounts owing by the Borrower hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

          (c) give notice to the Borrower of the occurrence and continuance of an Event of Default; or

          (d) any time when there are no Revolving Loans outstanding, maintain cash collateral (to the extent the Borrower has or receives cash) equal to 105% of all outstanding Letters of Credit; or

          (e) apply all funds deposited in the Letter of Credit Cash Collateral Account to the payment in whole or in part, of the Obligations; or

          (f) set-off amounts in the Lock Box Accounts, the Letter of Credit Cash Collateral Account, or any other account under the dominion and control of the Agent and apply such amounts to the Obligations of the Borrower hereunder and under the Related Documents;

PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in subsections (g) or (h) of Section 9.01 hereof, all Loans and all Reimbursement Obligations, all interest thereon, all fees hereunder and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

     9.03. DEPOSIT FOR LETTERS OF CREDIT. Upon demand by the Letter of Credit Issuer after the occurrence of any Event of Default, the Borrower shall deposit with the Agent for the benefit of the Letter of Credit Issuer with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Agent for the benefit of the Letter of Credit Issuer in the Letter of Credit Cash Collateral Account as security for, and to provide for the payment of, the Letter of Credit Exposure and all other Obligations.

     9.04. CERTAIN REMEDIES. If an Event of Default occurs, each of the Agent and the Lenders may exercise all rights and remedies which it may have hereunder or under any Security Document or other Related Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.




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



                                   ARTICLE 10.
                                  MISCELLANEOUS

     10.01. HOLIDAYS. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under any Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     10.02. RECORDS. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, Unused Line Fee and Letter of Credit Fees shall at all times be ascertained from the records of Agent, which shall be conclusive and binding absent manifest error.

     10.03. AMENDMENTS AND WAIVERS.

          (a) No amendment or modification of any provision of this Agreement or of any Note or of any other Related Document shall be effective without the written agreement of the Majority Lenders and the Borrower and no termination or waiver of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which the Majority Lenders shall have the right to grant or withhold at their sole discretion; EXCEPT THAT any amendment, modification, or waiver (i) of any provision of Article 2 or 3 which amendment, modification or waiver increases the Revolving Credit Commitment of any Lender, reduces the principal of, or interest on, any Loan or the Reimbursement Obligations payable to any Lender, reduces the amount of any fee payable for the account of any Lender, or postpones or extends any date fixed for any payment of principal of, or interest or fees on, any Loan or Letter of Credit Exposure payable to any Lender, (ii) that increases the aggregate amount of the Revolving Credit Commitments, the advance rates or Term Loan Commitments of the Lenders, (iii) of the definitions of "Revolving Credit Termination Date", "Majority Lenders" or "Pro Rata Shares", (iv) of the definitions of "Eligible Accounts Receivable", "Eligible Inventory" or "Borrowing Base" if the effect of such amendment, modification or waiver is to increase the amount available to be borrowed by the Borrower, (v) of any provision of this Agreement or any Related Document that would permit Liens on the Collateral or release all or a substantial portion of Collateral (except as set forth in Section 11.08 hereof or except as otherwise permitted herein) or
(vi) of the provisions contained in this Section 10.03, shall be effective only if evidenced by a writing signed by or on behalf of (A) any Lender affected thereby in the case of the amendments, modifications or waivers described in clause (i) above or (B) all Lenders in the case of the amendments, definitions or waivers described in clauses (ii) through (vi) above. No amendment, modification, termination, or waiver of any provision of Article 11 or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances except to the


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extent such notice is expressly  required under this  Agreement.  Any amendment, modification, waiver or consent effected in accordance with this Section 10.03 shall be binding on each Lender, each future Lender, and, if signed by the Borrower, on the Borrower.

          (b) Notwithstanding anything to the contrary contained in subsec tion 10.03(a), in the event that the Borrower requests that this Agreement or any other Related Document be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then with the consent of the Borrower and the Majority Lenders, the Borrower and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively the "MINORITY LENDERS") to provide for (w) the termination of the Revolving Credit Commitment and/or the Term Loan Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other Lenders, or an increase in the Revolving Credit Commitment and/or the Term Loan Commitment of one or more of the Majority Lenders, so that the Revolving Credit Commitments and/or the Term Loan Commitment, as applicable, after giving effect to such amendment shall be in the same aggregate amount as the Revolving Credit Commitments and/or the Term Loan Commitment, as applicable, immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as the Borrower and the Majority Lenders may determine to be appropriate.

     10.04. NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Lenders or the Agent in exercising any right, power or privilege under this Agreement, any Note or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders or the Agent under this Agreement, the Notes and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lenders or the Agent have thereunder or at law or in equity or otherwise. The Lenders or the Agent may exercise their rights and remedies against the Borrower and the Collateral as the Lenders and the Agent may elect, regardless of the existence or adequacy of any other right or remedy.

     10.05. NOTICES.

          (a) All notices, requests, demands, directions and other communications (collectively "NOTICES") under the provisions of this Agreement or any Note shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered by recognized overnight courier and shall be effective (i) if mailed, three (3) days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received (with such telecopy properly confirmed by personal delivery or by mail in accordance with this Section 10.05) and (iii) if


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delivered,  upon delivery with a receipt therefor.  All Notices shall be sent to the applicable party at the address stated on the signature page hereof together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to Section 3.01(a) hereof, a copy to the Agent at the address for the Agent provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

          (b) The Lenders and the Agent may rely, and shall be fully protected in relying, on any Notice purportedly made by or on behalf of the Borrower and the Lenders and the Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all Notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

     10.06. EXPENSES; TAXES; ATTORNEYS' FEES; INDEMNIFICATION. The Borrower agrees to pay or cause to be paid, on demand, and to save the Agent (and, in the case of clauses (c) through (m) below, the Lenders) harmless against liability for the payment of all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Agent and, in the case of clauses (c) through (m) below, the Lenders), accounting, due diligence, periodic field audits, appraisals, investigations, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent (and, in the case of clauses (c) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Related Documents, (b) any requested amendments waivers or consents to this Agreement or the other Related Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's, and the Lenders' rights under this Agreement or the other Related Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Related Document, the Agent's or the Lenders' claims against the Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Related Document, (h) any attempt to enforce any Lien on any Collateral or other security in connection with this Agreement or any other Related Document, (i) any attempt to collect from the Borrower, (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of the Borrower or its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrower or any of its Subsidiaries, or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related
Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees (including,


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without  limitation,  mortgage  recording taxes) and similar  impositions now or hereafter determined by the Agent or any of the Lenders to be payable in connection with this Agreement or any other Related Document, and the Borrower agrees to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrower either fails to perform any covenant or agreement contained herein or in any other Related Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower. The Borrower agrees to indemnify and defend the Agent and the Lenders and their directors, officers, agents, employees and affiliates (collectively, the "INDEMNIFIED PARTIES") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding or claim brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by the Borrower or any of its Affiliates of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Party. No claim may be made by the Borrower, any Lender or other Person against the Agent, the Co-Agent, any Lender, or the affiliates, directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and the Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     10.07. APPLICATION. Except to the extent, if any, expressly set forth in this Agreement or in the Related Documents, the Agent and the Lenders shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

     10.08. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  10.09. GOVERNING LAW. This Agreement and each of the Notes shall be deemed to be contracts entered into in the State of New York and governed by the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.



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     10.10.   PRIOR   UNDERSTANDINGS.   This  Agreement   supersedes  all  prior
understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

     10.11. DURATION; SURVIVAL. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Loans and the issuance of any Letter of Credit and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Related Document, any investigation by or knowledge of the Agent, or the Lenders, the making of any Loan or the issuance of any Letter of Credit hereunder, or any other event whatsoever. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until the Obligations have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Agent, and the Lenders (including, without limitation, obligations arising under Section 10.06 hereof) shall survive the payment in full of the Notes and all Reimbursement Obligations and of all other obligations of the Borrower thereunder and hereunder.

     10.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     10.13. ASSIGNMENTS; PARTICIPATIONS.

          (a) Each Lender may with the written consent of the Agent, which consent shall not be unreasonably withheld, assign to one or more commercial banks or other financial institutions a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Revolving Credit Commitment, a portion of its Term Loan Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit) and the other Related Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be in a principal amount of not less than $10,000,000 and in multiples of $5,000,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment, Term Loan Commitment or Term Loan), (ii) no such assignment shall be made, other than by CIT, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.



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          (b) By executing  and  delivering an Assignment  and  Acceptance,  the assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning lender makes no representation or
warranty  and  assumes  no  responsibility   with  respect  to  any  statements,
warranties or representations made in or in connection with this Agreement or any other Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Related
Document  furnished  pursuant  hereto;   (ii)  the  assigning  Lender  makes  no
representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Related Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Related Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Related Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Related Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Related Documents are required to be performed by it as a Lender.

          (c) The Agent shall maintain at its address referred to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment and Term Loan Commitment of, and principal amount of the Loans owing to and the participation interest in the Letters of Credit of, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee Lender (together with the Note(s) subject to such assignment), the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrower and
(iii) record the information contained therein in the Register. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Revolving Credit Commitment and/or, the Term Loan
Commitment, as applicable, assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Lender in an aggregate principal amount equal to the Revolving Credit Commitment and/or the Term Loan Commitment, as applicable, retained by it hereunder, in


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each  case  prepared  by the  Agent.  Such new  Notes  shall be in an  aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the Agent's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as applicable.

          (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Related Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and/or Term Loan Commitment, and the Loans owing to it and its participation in Letters of Credit); PROVIDED that
(i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) and the other Related Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Related Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Reimbursement Obligations, or (B) action directly effecting an extension of the due dates of or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral (except as set forth in Section 11.08 hereof, the Intercreditor Agreement or any [other] Related Document).

          (f) Notwithstanding the foregoing provisions of this Section 10.13, each Lender may at any time sell, assign, transfer, or negotiate all or any part of its rights and obligations under this Agreement and the Related Documents to any Affiliate of such Lender.

     10.14. SUCCESSORS AND ASSIGNS. This Agreement and the other Related Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign or transfer any of its rights hereunder or thereunder without the prior written consent of all of the Lenders.

     10.15. CONFIDENTIALITY. Upon delivering to any Lender, or the Agent, or permitting any Lender, or the Agent to inspect, any written information pursuant to this Agreement or the other Related Documents, each Lender, and the Agent shall treat such information as confidential. Subject to the other provisions of this Section 10.15, each Lender and the Agent may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by any Lender and the Agent only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were a Lender. Notwithstanding the foregoing, the provisions of this Section 10.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by any Lender or the Agent, has been disclosed to or is known to any creditor (other than information as to which such creditor is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of any of the Borrower or a professional engaged by the Borrower or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of any Lender or the Agent),


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(ii)  information  which any Lender or the Agent had in its possession  prior to receipt thereof from the disclosing party, or (iii) information received by any Lender or the Agent from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 10.15 shall prevent any disclosure: (x) believed in good faith by any Lender and Agent to be required by
any  law  or  guideline  or  interpretation   or  application   thereof  by  any
Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for any Lender, or the Agent to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Related Document or (z) of any information which has been made public by a Person other than any Lender, or Agent. The Lenders and the Agent shall have the right to disclose any confidential information described in this Section 10.15 to the Letter of Credit Issuer and to an assignee or prospective assignee or to a participant or prospective participant in Loans hereunder, PROVIDED that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant a written agreement to hold such information in confidence to the same extent as if it were a Lender.

     10.16. WAIVER OF JURY TRIAL. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE AGENT, EACH LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTE OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

     10.17. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default any Lender, the Agent and the Letter of Credit Issuer may, and is hereby authorized to, at any time from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other Indebtedness at any time owing by such Lender, the Agent or the Letter of Credit Issuer to or for the credit or the account of the Borrower against any and all Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender, the Agent and the Letter of Credit Issuer shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender, the Agent and the Letter of Credit Issuer agrees promptly to notify the Borrower after any such setoff and application made by such Lender, the Agent or the Letter of Credit Issuer; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, the Agent and the Letter of Credit Issuer under this Section 10.17 are in addition to the other rights and


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remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which such Lender, the Agent or the Letter of Credit Issuer may have.

     10.18. HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     10.19. FORUM SELECTION AND CONSENT TO JURISDICTION. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of the Agent, any Lender, the Letter of Credit Issuer or the Borrower may be brought and maintained exclusively in the courts of the State of New York or the United States District Court for the Southern District of New York; PROVIDED, HOWEVER, that any suit seeking enforcement against any Collateral or other property may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. The Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation. The Borrower further irrevocably consents to the service of process
(i) by registered or certified mail, postage prepaid, to the Borrower at its address for notices contained in Section 10.05 hereof, such service to become effective ten (10) days after such mailing, or (ii) by personal service within or without the State of New York. Nothing herein shall affect the right of the Agent, any Lender or the Letter of Credit Issuer to service of process in any other manner permitted by law. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

     10.20A TERMINATION OF THIS AGREEMENT. Subject to Section 10.20B below, the Borrower or the Majority Lenders may terminate this Agreement as of the next occurring Revolving Credit Termination Date by giving the other at least sixty
(60) Business Days' prior written notice of termination.

     10.20B TERMINATION UPON AN EVENT OF DEFAULT. Notwithstanding the foregoing, and subject to Section 9.02 hereof, the Agent may, and if required by the Majority Lenders to do so shall, terminate this Agreement immediately upon the occurrence of an Event of Default.

     10.20C MATURITY OF OBLIGATIONS UPON TERMINATION. All Obligations shall become due and payable as of any termination under this Agreement and, pending a final accounting, if the Agent determines in its good faith judgment that there is a reasonable basis for doing so, the Agent may withhold any balances in the Borrower's account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations then due and payable hereunder. All of the Lenders' and



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the Agent's  rights,  liens and  security  interests  shall  continue  after any termination until payment in full of all Loans and other amounts then due and payable hereunder at the date of such termination.

     10.20D TERMINATION BY LENDERS. All or any Lender's obligations under this Agreement shall terminate with respect to such Lender on the Initial Termination Date by such Lender giving the Agent, the Borrower and the other Lenders at least ninety (90) days' prior written notice of termination. Within sixty (60) days of receipt of such notice from any Lender, the Agent shall either: (i) give notice to the Borrower of termination of this Agreement in accordance with the terms hereof and thereof, in which event the obligations of the Lenders hereunder and thereunder shall terminate as of the Initial Termination Date, or
(ii) if the other Lenders so elect, they shall have the right to purchase the terminating Lender's or Lenders' pro rata share of its or their interest hereunder for the full amount thereof on a pro rata basis among such electing Lenders, together with any accrued interest. Termination of this Agreement by any Lender as herein provided shall not affect the Lenders' respective rights and obligations under this Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.


                                   ARTICLE 11.
                                    THE AGENT

     11.01. APPOINTMENT. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes CIT, in its capacity as Agent (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.03 hereof, to distribute promptly to each Lender its pro rata share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, PROVIDED that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notice or agreements to the Lenders, (iii) subject to Section 10.03 hereof, to take such action as the Agent deems appropriate on its behalf to administer the Loans, Letters of Credit and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof, and (iv) to enter into the
Intercreditor Agreement and take all actions to carry out its obligations thereunder. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions of the Majority Lenders shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Letter of Credit Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.


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     11.02. NATURE OF DUTIES. The Agent and the Co-Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Related Documents. The duties of the Agent and the Co-Agent shall be mechanical and administrative in nature. The Agent and Co-Agent shall not have by reason of this Agreement or any Related Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Related Documents, express or implied, is intended to or shall be construed to impose upon the Agent and the Co-Agent any obligations in respect of this Agreement or any of the Related Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrower and the value of the Collateral, and the Agent and the CoAgent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Extension hereunder or at any time or times thereafter, PROVIDED that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrower pursuant to the terms of this Agreement or any Related Document. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

     11.03. RIGHTS, EXCULPATION, ETC. The Agent, the Co-Agent and their respective directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 10.13 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Potential Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or the Borrowing Base or any certificate prepared by the Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the


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

Collateral. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.08(c) hereof, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Related Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Related Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, any Note, or any of the other Related Documents in accordance with the instructions of the Majority Lenders.

     11.04. RELIANCE. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Related Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

     11.05. INDEMNIFICATION. To the extent that the Agent is not reimbursed and indemnified by the Borrower in accordance with this Agreement, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted by the Agent under this Agreement or any of the Related Documents, on a PRO RATA basis, including, without limitation, advances and disbursements made pursuant to Section 11.08 hereof; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

     11.06. CIT INDIVIDUALLY. With respect to its Pro Rata Share of the Revolving Credit Commitments hereunder, the Loans made by it and the Notes issued to or held by it, CIT shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Majority Lenders" or any similar term shall, unless the context clearly otherwise indicates, include CIT in its individual capacity as a Lender or one of the Majority Lenders. CIT and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the Lenders. The Lenders acknowledge and agree that The Dai-Ichi Kangyo Bank, Limited, New York Branch, as the Letter of Credit Issuer, is an Affiliate of the Agent, and may take actions which are not in the interests of, or may have an adverse


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

effect on, the Lenders, or may omit to take actions which would be in the interests of, or would have a favorable effect on, the Lenders, and the Lenders will not assert any claim against the Agent based on actions or omissions by the Letter of Credit Issuer and will not assert any such actions or omissions as a defense or offset to the Lenders' obligations hereunder.

     11.07. SUCCESSOR AGENT.

          (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Related Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) herein below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents. After any Agent's resignation hereunder as the Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Related Documents.

          (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

     11.08. COLLATERAL MATTERS.

          (a) The  Agent  may from time to time,  make  such  disbursements  and advances ("AGENT ADVANCES") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.06 hereof; PROVIDED that the consent of the Co-Agent shall be required for any proposed Agent Advances which when added to any currently outstanding Agent Advances would result in an aggregate outstanding amount of Agent Advances in excess of $500,000. Such Agent Advances may be in excess of (x) the Borrowing Base or (y) the Current Commitment (Advances in excess of (y) the "OVERLINE ADVANCE"). The Agent Advances shall be repayable on demand and be secured by the Collateral and shall constitute Revolving Loans and Obligations hereunder. The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 11.05 hereof, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent

Advance which is in excess of the Borrowing Base (but not the Overline Advance). If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Regular Rate. In the event an Agent Advance is an Overline Advance, a Lender may but is not required to make available to the Agent such Lender's Pro Rata Share of such Agent Advance. If such Lender declines to do so, then the Agent shall be paid first with respect to any Overline Advance before any payments are made to any Lender with respect to any Revolving Loans.

          (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral: upon termination of the Revolving Credit Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, other Letter of Credit Exposure (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 8.04(b) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or constituting property as to which the Agent is required to release its Lien pursuant to the Intercreditor Agreement.

          (c) Without in any manner limiting the Agent's authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 11.08(b) hereinabove), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 11.08(b) hereinabove. So long as no Event of Default is then continuing (or at any time if required pursuant to the Intercreditor Agreement), upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrower in respect of) all interests in the Collateral retained by the Borrower.

          (d) The Agent and the Co-Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Security Documents has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 11.08 or in any of the Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto,


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



the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

BORROWER:                               GOLDEN BOOKS PUBLISHING COMPANY, INC.



                                        By:   /s/
                                            ------------------------------------
                                            Name:
                                            Title:


                                        ADDRESS FOR NOTICES:

                                        Golden Books Publishing Company, Inc.
                                        888 Seventh Avenue
                                        New York, New York  10106
                                        Attention:  General Counsel
                                        Telephone:  (212) 547-6700
                                        Telecopier:  (212) 547-6771

     With a copy to (for information purposes only):

                                        Proskauer Rose LLP
                                        1585 Broadway
                                        New York, New York  10036-8299
                                        Attention:  Alan B. Hyman, Esq.
                                        Telephone:  (212) 969-3000
                                        Telecopier:  (212) 969-2900


AGENT:                                  THE CIT GROUP/BUSINESS CREDIT, INC.



                                        By:   /s/
                                            ------------------------------------
                                            Name:
                                            Title:  Vice President

                                        ADDRESS FOR NOTICES:

                                        The CIT Group/Business Credit, Inc.
                                        1211 Avenue of the Americas
                                        New York, New York  10036
                                        Attention:  Regional Manager
                                        Telephone:  (212) 536-1269
                                        Telecopier:  (212) 536-1295

     With a copy to (for information purposes only):

                                        Kaye, Scholer, Fierman,
                                          Hays & Handler, LLP
                                        425 Park Avenue
                                        New York, New York  10022
                                        Attention:  Albert Fenster, Esq.
                                        Telephone:  (212) 836-8205
                                        Telecopier:  (212) 836-7151


CO-AGENT AND
DOCUMENTATION AGENT:                    FOOTHILL CAPITAL CORPORATION



                                        By:   /s/
                                            ------------------------------------
                                            Name:
                                            Title:


LENDER:                                 THE CIT GROUP/BUSINESS CREDIT, INC.



                                        By:   /s/
                                            ------------------------------------
                                            Name:
                                            Title:  Vice President


LENDER:                                 FOOTHILL CAPITAL CORPORATION



                                        By:   /s/
                                            ------------------------------------
                                            Name:
                                            Title:

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.  DEFINITIONS; CONSTRUCTION..........................................2
              1.01.     Certain Definitions....................................2
              1.02.     Construction..........................................26
              1.03.     Accounting Principles.................................26

ARTICLE 2.  THE LOANS.........................................................26
              2.01.     Term Loan and Revolving Loans.........................26
              2.02.     Notes.................................................27
              2.03.     Notice of Borrowing; Making of Loans..................27
              2.04.     Reduction of Revolving Credit Commitment;
                         Mandatory Prepayment; Optional Prepayment............31
              2.05.     Interest Rate.........................................32
              2.06.     Interest Payment Dates................................33
              2.07.     Amortization..........................................33
              2.08.     Payments..............................................33
              2.09.     Use of Proceeds.......................................36
              2.10.     Reserve Requirements; Capital Adequacy Circumstances..36
              2.11.     Indemnity.............................................37
              2.12.     Sharing of Setoffs....................................38
              2.13.     Taxes.................................................38

ARTICLE 3.  LETTERS OF CREDIT.................................................40
              3.01.     Letters of Credit.....................................40
              3.02.     Participations........................................44

ARTICLE 4.  BORROWING BASE....................................................45
              4.01.     Condition of Lending and Assisting in Establishing
                         or Opening Letters of Credit.........................45
              4.02.     Mandatory Prepayment..................................45
              4.03.     Rights and Obligations Unconditional..................45
              4.04.     Borrowing Base Certificate............................45
              4.05.     General Provisions....................................46
              4.06.     Implementation of Additional Reserves.................46

ARTICLE 5.  CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
              ISSUANCE AND LENDING............................................46
              5.01.     Conditions Precedent to Effectiveness.................46
              5.02.     Conditions Precedent to Revolving Loans and
                         Letters of Credit....................................52
              5.03.     Post Closing Conditions...............................53

                                                                           PAGE

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES....................................54
              6.01.     Organization, Good Standing, Etc......................54
              6.02.     Authorization, Etc....................................54
              6.03.     Governmental Approvals................................54
              6.04.     Enforceability of Loan Documents......................54
              6.05.     Subsidiaries and Affiliates...........................55
              6.06.     Litigation............................................55
              6.07.     Financial Condition...................................55
              6.08.     Compliance with Law, Etc..............................56
              6.09.     ERISA.................................................56
              6.10.     Taxes, Etc............................................56
              6.11.     Regulation T, U or X..................................57
              6.12.     Nature of Business....................................57
              6.13.     Adverse Agreements, Etc...............................57
              6.14.     Holding Company and Investment Company Acts...........57
              6.15.     Permits, Etc..........................................57
              6.16.     Priority, Title.......................................57
              6.17.     Full Disclosure.......................................57
              6.18.     Operating Lease Obligations...........................58
              6.19.     Environmental Matters.................................58
              6.20.     Schedules.............................................58
              6.21.     Insurance.............................................58
              6.22.     Chief Executive Offices...............................59
              6.23.     Security Documents....................................59
              6.24.     Financial Accounting Practices, Etc...................59
              6.25.     No Material Adverse Change............................59
              6.26.     Real Estate; Leases...................................59
              6.27.     Location of Bank Accounts.............................61
              6.28.     No Event of Default...................................61
              6.29.     Capitalized Leases....................................61
              6.30.     Tradenames............................................61
              6.31.     Licenses..............................................61
              6.32.     Inventory.............................................61
              6.33.     Intellectual Property.................................61
              6.33A     Copyrights............................................62
              6.34.     Material Contracts....................................62
              6.35.     Labor Relations; Collective Bargaining Agreements.....62
              6.36.     Accounts..............................................63
              6.37.     Reorganization Matters................................63

ARTICLE 7.  AFFIRMATIVE COVENANTS.............................................63
              7.01.     Reporting Requirements................................63
              7.02.     Compliance with Laws, Etc.............................68


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


                                                                           PAGE

              7.03.     Preservation of Existence, Etc........................69
              7.04.     Keeping of Records and Books of Account...............69
              7.05.     Inspection Rights.....................................69
              7.06.     Maintenance of Properties, Etc........................69
              7.07.     Maintenance of Insurance..............................69
              7.08.     Environmental.........................................70
              7.09.     Further Assurances....................................71
              7.10.     Borrowing Base........................................71
              7.11.     Change in Collateral; Collateral Records..............71
              7.12.     Financial Accounting Practices, Etc...................72
              7.13.     Lock Box Accounts and Blocked Accounts................72
              7.14.     Additional Subsidiaries...............................73
              7.15.     ERISA.................................................73
              7.16.     Right to Sell Inventory...............................73
              7.17.     Intellectual Property.................................74
              7.18.     Licensor Consents.....................................74

ARTICLE 8.  NEGATIVE COVENANTS................................................75
              8.01.     Liens, Etc............................................75
              8.02.     Indebtedness..........................................76
              8.03.     Guarantees, Etc.......................................77
              8.04.     Merger, Consolidation, Sale of Assets, Etc............77
              8.05.     Change in Nature of Business..........................78
              8.06.     Loans, Advances and Investments, Etc..................78
              8.07.     Dividends, Distributions, Prepayments, Etc............79
              8.08.     Federal Reserve Regulations...........................79
              8.09.     Transactions with Affiliates..........................79
              8.10.     Environmental.........................................79
              8.11.     ERISA.................................................79
              8.12.     Plan of Reorganization................................80
              8.13.     Capital Expenditures..................................80
              8.14.     Minimum EBITDA........................................80

ARTICLE 9.  DEFAULTS..........................................................80
              9.01.     Events of Default.....................................81
              9.02.     Consequences of an Event of Default...................84
              9.03.     Deposit for Letters of Credit.........................85
              9.04.     Certain Remedies......................................85

ARTICLE 10.  MISCELLANEOUS....................................................85
              10.01.    Holidays..............................................85
              10.02.    Records...............................................85
              10.03.    Amendments and Waivers................................86

                                                                            PAGE

              10.04.    No Implied Waiver; Cumulative Remedies................87
              10.05.    Notices...............................................87
              10.06.    Expenses; Taxes; Attorneys' Fees; Indemnification.....87
              10.07.    Application...........................................89
              10.08.    Severability..........................................89
              10.09.    Governing Law.........................................89
              10.10.    Prior Understandings..................................89
              10.11.    Duration; Survival....................................89
              10.12.    Counterparts..........................................90
              10.13.    Assignments; Participations...........................90
              10.14.    Successors and Assigns................................92
              10.15.    Confidentiality.......................................92
              10.16.    Waiver of Jury Trial..................................93
              10.17.    Right of Setoff.......................................93
              10.18.    Headings..............................................93
              10.19.    Forum Selection and Consent to Jurisdiction...........93
              10.20A   Termination of this Agreement..........................94
              10.20B   Termination Upon an Event of Default...................94
              10.20C   Maturity of Obligations Upon Termination...............94
              10.20D  Termination by Lenders..................................94

ARTICLE 11.  THE AGENT........................................................95
              11.01.    Appointment...........................................95
              11.02.    Nature of Duties......................................95
              11.03.    Rights, Exculpation, Etc..............................96
              11.04.    Reliance..............................................97
              11.05.    Indemnification.......................................97
              11.06.    CIT Individually......................................97
              11.07.    Successor Agent.......................................98
              11.08.    Collateral Matters....................................98

EXHIBITS:
Exhibit A-1   -  Form of Revolving Credit Note
Exhibit A-2   -  Form of Term Loan Note
Exhibit B-1   -  Forms of Security Agreement
Exhibit B-2   -  Forms of Security Agreement and Mortgage - Copyrights and
                 Trademarks
Exhibit B-3   -  Form of Collateral Assignment of Licenses
Exhibit B-4   -  Forms of Pledge Agreement
Exhibit C     -  Form of Borrowing Base Certificate
Exhibit D     -  Form of Assignment and Acceptance
Exhibit E     -  Form of Notice of Borrowing
Exhibit F     -  Form of Guaranty
Exhibit G     -  Plan of Reorganization
Exhibit H     -  Confirmation Order and Order Approving Final Forms
Exhibit I     -  Form of Landlord Waiver

SCHEDULES:
Schedule 1.01       -      Required License Agreements
Schedule 1.01(A)    -      Inventory Locations
Schedule 1.01(B)    -      Premises
Schedule 1.01(C)    -      Revolving Credit Commitment Amount
Schedule 1.01(D)    -      Term Loan Commitment Amount
Schedule 1.01(E)    -      Borrower Licensor Agreement
Schedule 1.01(F)    -      Required Sublicenses
Schedule 1.01(G)    -      Block Reserve financial Benchmarks
Schedule 6.05       -      Description of Subsidiaries and Affiliates
Schedule 6.06       -      Litigation
Schedule 6.09       -      Pension Plans
Schedule 6.10       -      Taxes
Schedule 6.18       -      Operating Lease Obligations
Schedule 6.19       -      Environmental Matters
Schedule 6.21       -      Insurance
Schedule 6.26       -      Real Property Owned and Leased
Schedule 6.27       -      Location of Bank Accounts
Schedule 6.29       -      Capital Lease Obligations
Schedule 6.30       -      Tradenames
Schedule 6.34       -      Material Contracts
Schedule 6.35       -      List of Collective Bargaining Agreements
Schedule 6.36       -      Location of Books and Records
Schedule 7.13       -      Lock Box Accounts
Schedule 8.01       -      Existing Liens
Schedule 8.02       -      Indebtedness
Schedule 8.03       -      Guarantees
Schedule 8.06       -      Investments
Schedule 8.09       -      Transactions with Affiliates